UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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LL Flooring Holdings, Inc.

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2022 Notice of Annual Meeting

of Stockholders and Proxy Statement

May 18, 2022

Notice of Annual Meeting of Stockholders

Annual Meeting Information

Company:	LL Flooring Holdings, Inc. (“LL Flooring”)
Date:	May 18, 2022
Time:	10:00 a.m. EDT
Place:	4901 Bakers Mill Lane Richmond, VA 23230
Record Date:	March 21, 2022

Agenda

1.

To elect three director nominees named in the Proxy Statement to hold office until the 2025 Annual Meeting of Stockholders, and one director to hold office until the 2024 Annual Meeting of Stockholders, or until their successors are elected and qualified;

2.	To approve a non-binding advisory resolution approving the compensation of our named executive officers;
3.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
4.	To transact such other business as may properly come before the Annual Meeting.

Admission to the Meeting

Only stockholders of record at the close of business on March 21, 2022 are entitled to notice of, and to vote at, the Annual Meeting. Please refer to the heading, “How can I attend the Annual Meeting?” in the “Questions and Answers About the Annual Meeting” section of the Proxy Statement for further information.

Important Note

As part of our ongoing precautions regarding COVID-19, we are monitoring the possibility that the Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance through a public filing with the Securities and Exchange Commission, and details will be available at www.llflooring.com, that we invite shareholders to monitor regularly.

Alice G. Givens

Corporate Secretary

April 1, 2022

Your vote is important

Stockholders of record at the close of business on March 21, 2022, the record date for the Annual Meeting, are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.

Even if you plan to attend the annual meeting, we ask that you please promptly vote on the internet, by phone or by mail. Voting early will help avoid additional solicitation costs and will not prevent you from voting in person at the annual meeting, if you wish to do so.

How to vote:

Online: www.proxyvote.com
Phone (Toll Free): 1-800-690-6903
Mail: Sign, date and return your proxy card in the enclosed envelope.
Live at Meeting: If you attend our meeting, you may vote live at the meeting.

Additional voting instructions are provided in the Proxy Statement and on your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2022

This Proxy Statement and our 2021 Annual Report on Form 10-K are available at www.proxyvote.com

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2    2022 PROXY STATEMENT

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PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement and does not contain all of the information you should consider. Please carefully read the entire Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 before voting.

2022 Annual Meeting of Stockholders

Date and Time	Record Date	Place	Who Can Attend and Vote
May 18, 2022 10:00 a.m. EDT	March 21, 2022	4901 Bakers Mill Lane Richmond, VA 23230	Stockholders of record at the close of business on March 21, 2022

Proposals and Board Recommendations

Item	Proposals	Board Recommendations	Page

1	Election of four directors	✓ FOR each nominee	9

2	Approval of a non-binding advisory resolution approving the compensation of our named executive officers	✓ FOR	29

3	Ratification of Ernst & Young LLP as our independent registered public accounting firm	✓ FOR	58

2021 Financial and Operating Highlights

For fiscal year 2021, we delivered $1.15 billion of net sales, demonstrating resilience as we navigated a second year of continuing disruptions from COVID-19, supply chain challenges and labor pressures to grow comparable store sales 5.2%. We delivered record sales to Pro customers and record net services sales and we made significant progress on our brand repositioning to LL Flooring.

Our merchant and sourcing teams developed new product lines, continued to drive our alternative country sourcing strategies, and leverage selective retail price increases to partially mitigate more than 500 basis points of higher transportation, tariff, and material costs. Due to their efforts, coupled with disciplined expense management, our 2021 operating income was down only $3.6 million versus 2020. Compared to 2019, our operating income improved $36 million.

Our balance sheet is strong. We repaid all $101 million of our debt and ended the year with total liquidity of $227 million, consisting of excess availability under our Credit Agreement of $142 million, and cash and cash equivalents of $85 million. In short, in 2021 we battled a dynamic and challenging macroeconomic environment to meet or exceed our customers’ needs, deliver strong financial results, and position ourselves to invest in our long-term growth strategies.

To that end, in February 2022, we shared our plan to grow net sales to $1.5 billion, coupled with expanded operating margin, by 2024. We are confident in our team’s ability to execute on the growth opportunity ahead and to achieve our goal to establish LL Flooring as the leading destination for hard-surface flooring by providing the best experience from inspiration to installation. We look forward to continuing to evolve our Company and increasing stockholder value over the long term.

4     2022 PROXY STATEMENT

Our Director Nominees

You are being asked to vote on the election of the following four director nominees. Detailed information about each director can be found beginning on page 10.

Name and Principal Occupation	Age	Director Since	Independent	AC	CARA	CC	NCG	Other Public Company Boards
Terri Funk Graham Former Senior Vice President & Chief Marketing Officer, Jack in the Box, Inc.	56	2018	✓			✓	✓ C	2
Ashish Parmar Senior Vice President & Chief Information Officer, Tapestry, Inc.	46	2021	✓	✓				0
Famous P. Rhodes Vice President, Chief Marketing and Technical Officer, RV Retailer, LLC	47	2017	✓			✓	✓	0
Joseph M. Nowicki Former Executive Vice President & CFO, Beacon Roofing Supply, Inc.	60	2020	✓	✓ F C	✓			0

AC = Audit Committee

CARA = Compliance and Regulatory Affairs Committee

CC = Compensation Committee

NCG = Nominating and Corporate Governance Committee

            C = Committee Chairperson

            F = Audit Committee Financial Expert

Our Board of Directors

Our Board of Directors (the “Board”) embodies a diverse range of viewpoints, backgrounds and skills that are vital to its effectiveness.

Gender Diversity	Ethnic Diversity	Age	Tenure

89% of Directors are INDEPENDENT	6 NEW DIRECTORS added since 2017 bringing fresh perspectives to the Board

See page 10 for individual details for each director, including experience and qualifications.

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Corporate Governance Highlights

Strong corporate governance practices are key to achieving our performance goals while maintaining the trust and confidence of our stockholders, associates, customers, and other stakeholders. Our corporate governance practices are described in more detail beginning on page 15 and in our Corporate Governance Guidelines, which can be found at https://investors.llflooring.com/corporate-governance.

Director Independence

•   Eight of our nine directors are independent.

•   Our Chief Executive Officer is the only management director.

•   All of our Board committees are composed exclusively of independent directors.

89% Independent

Board Leadership • We have an independent Chairperson with prescribed duties. • The independent Chairperson serves as a liaison between management and the independent directors on Board-wide issues.	Independent Chairperson

Board Oversight of Strategy and Enterprise Risk

•   The Board is actively engaged in the Company’s strategic planning through an integrated, risk-informed approach that supports the long-term growth of the Company, including oversight of the Company’s long-term financial plan, innovation, and workforce development initiatives.

•   The Audit Committee meets regularly with members of management to review and discuss implementation of risk-assessment and risk management policies and procedures.

Active Oversight of Strategy and Enterprise Risk

Stock Ownership Requirements

•   Within five years of their election to the Board, our non-employee directors are expected to hold an amount of the Company’s common stock equal in value to five times their annual cash retainer.

•   Our Chief Executive Officer is expected to hold shares with a value of five times his salary. Our Chief Financial Officer and our Chief Growth Officer are expected to hold shares with a value of two times his or her salary, and our other executive officers are expected to hold shares with a value equal to their annual salary.

•   We do not allow our executive officers or directors to pledge shares as collateral or hedge the economic risk of owning shares.

Robust Director and Officer Stock Ownership Guidelines

Governance Matters

•   We have a comprehensive orientation program for new directors.

•   The Board and its committees conduct annual self-assessments.

•   The independent directors regularly meet in executive session without management present. Our independent Chairperson presides over these non-management and executive sessions.

•   We have no poison pill.

•   Our independent directors have complete access to management.

Strong Corporate Governance

6    2022 PROXY STATEMENT

Shareholder Engagement

•   We initiated engagement with our largest shareholders in 2021.

•   The focus of our engagement efforts was on ESG-related topics.

•   We reached out to the stewardship teams with shareholders comprising 40% or more of the Company’s outstanding shares.

Shareholder Engagement

Executive Compensation Highlights

You are being asked to vote on an advisory basis on the compensation paid to the Company’s named executive officers as described in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion beginning on page 32.

In December 2019, the Compensation Committee and Board of Directors approved changes to the Executive Long-Term Incentive Plan that were intended to further strengthen the alignment of pay and performance, as well as focus executives on creating long-term stockholder value. For 2021, the Compensation Committee and Board of Directors kept the components of this pay for performance structure in place.

Philosophy and Objectives

Our executive compensation program is designed to:

✓   Link pay to performance

✓   Attract, develop, and retain an experienced and highly qualified executive officer team

✓   Encourage long-term commitment and align the interests of executive officers with those of our stockholders, customers, and other stakeholders by placing a substantial portion of pay at risk through performance goals that, if achieved, are expected to increase total stockholder return and enhance customer service

✓   Motivate and reward superior performance that supports our business and strategic plans and contributes to the long-term success of the Company

✓   Promote internal pay equity

✓   Reinforce our core values of thinking like our customers, acting like owners, succeeding as a team, expecting continuous improvement, and acting with integrity

We meet these objectives through an appropriate mix of compensation, including base salary, short-term incentives, and long-term incentives.

Chief Executive Officer Target Compensation Mix	Other Named Executive Officers Target Compensation Mix

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Compensation Governance Features

✓   Balance of short-term and long-term incentives

✓   Substantial portion of executive compensation is at risk and tied to enhanced stockholder value

✓   Different performance measures used for short-term and long-term incentive programs

✓   Robust share ownership guidelines

✓   Clawback provisions incorporated into incentive compensation

✓   Annual Say-on-Pay votes conducted

✓   Two triggers required for the payment of most change-in-control benefits

×   No payout of short-term or long-term awards greater than 200% of target

×    No long-term or indefinite employment agreements

×   No hedging or pledging of shares as collateral

×    No excessive perquisites

×   No issuance of excessive equity compensation that would dilute stockholder value

×    No excessive change-in-control severance benefits

8    2022 PROXY STATEMENT

Proposal 1	Election of Directors

The size of the Board is currently fixed by resolution of the Board at nine members divided into three classes. The three-year terms of each class are staggered so that the term of one class expires at each annual meeting. The term of office of our Class I directors will end at this year’s Annual Meeting of Stockholders. Our Class II directors’ terms will end at the Annual Meeting of Stockholders in 2023. Our Class III directors’ terms will end at the Annual Meeting of Stockholders in 2024. Each director serves a three-year term and will continue in office until a successor has been elected and qualified, subject to earlier resignation, retirement, or removal from office. Effective July 22, 2021, the Board appointed Ashish Parmar to serve as a Class III director. Because Mr. Parmar was appointed in 2021, the Board has determined to nominate him for election as a Class III director to serve the remainder of his term.

The following pages set forth information concerning the nominees and the directors whose terms of office will continue after the Annual Meeting including certain experiences, qualifications, attributes and/or skills that led the Board to conclude that each of them should serve as a director.

If any nominee is unable to serve as a director, the persons named in the enclosed proxy reserve the right to vote for a lesser number of directors or for a substitute nominee designated by the Board, to the extent consistent with our Certificate of Incorporation and our Bylaws. All of the nominees listed below have consented to be nominated and to serve if elected. We do not expect that any nominee will be unable to serve.

Should all the Class I director nominees and Mr. Parmar be elected to our Board, the director classes after the 2022 Annual Meeting of Stockholders will be as follows:

Class I	Class II	Class III

Terms expiring at 2025 Annual Meeting	Terms expiring at 2023 Annual Meeting	Terms expiring at 2024 Annual Meeting

Terri Funk Graham Famous P. Rhodes Joseph M. Nowicki	David A. Levin Martin F. Roper Charles E. Tyson	Douglas T. Moore Ashish Parmar Nancy M. Taylor

The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Terri Funk Graham, Famous P. Rhodes, and Joseph M. Nowicki for re-election to the Board as Class I directors for three-year terms ending at the Annual Meeting of Stockholders in 2025 and Ashish Parmar for election to the Board as a Class III director for a two-year term ending at the Annual Meeting of Stockholders in 2024.

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Nominees for Election for Terms Expiring in 2025 (Class I)

Terri Funk Graham

Former Senior Vice

President & Chief

Marketing Officer, Jack in

the Box, Inc.

Director since: 2018

Age: 56

Committees:

•   Compensation

•   Nominating and Corporate Governance (Chairperson)

Ms. Graham previously served as Chief Marketing Officer – Red Envelope for Provide Commerce, Inc., an e-commerce gifting company, from July 2013 to September 2014. Prior to that position, Ms. Graham joined Jack in the Box Inc., a restaurant company that operates and franchises Jack in the Box and Qdoba Mexican Grill restaurants, in 1990, and most recently served as its Senior Vice President and Chief Marketing Officer from September 2007 to December 2012. Ms. Graham serves as a director of Sprouts Farmers Market, Inc. and CV Sciences, Inc. and previously served as a director of 1-800 Contacts between 2015 to 2016 and Hot Topic, Inc. from June 2012 to June 2013.

Qualifications: Ms. Graham has over 30 years of branding and marketing experience in the retail industry, including extensive knowledge of digital and e-commerce business. Ms. Graham brings her public company board experience to our Board, including a strong corporate governance background. Ms. Graham has been a member of our Compensation Committee and Nominating and Corporate Governance Committee since September 2018. Ms. Graham became Chairperson of the Nominating and Corporate Governance Committee in May 2019. Ms. Graham has attained the designation of Board Leadership Fellow through the National Association of Corporate Directors (“NACD”).

Famous P. Rhodes Vice President, Chief Marketing and Technical Officer, RV Retailer, LLC Director since: 2017 Age: 47 Committees: • Compensation • Nominating and Corporate Governance

Mr. Rhodes currently serves as corporate Vice President, Chief Marketing and Technical Officer of RV Retailer, LLC, a recreational vehicle retail company, serving in such role since November 2019. Prior to assuming his current position, Mr. Rhodes was Executive Vice President and Chief Marketing Officer of Bluegreen Vacations Corporation, a vacation ownership company, from August 2017 to September 2019, Vice President of Digital Marketing and Customer Experience for AutoNation, Inc., an automotive retailer, from 2015 to 2017, and Vice President of eCommerce for AutoNation, Inc. from 2012 to 2015.

Qualifications: Mr. Rhodes brings significant marketing and omnichannel retail experience to the Board. Currently serving as the chief marketing officer of a large retail corporation and having held other senior executive roles with other retail companies, Mr. Rhodes has developed operational and leadership aptitude in addition to his significant capability in the areas of digital technology and customer-experience. Mr. Rhodes was a member of our Audit Committee from 2017 to 2021; has been a member of our Compensation Committee since May 2018 and a member of our Nominating and Corporate Governance Committee since May 2021.

10    2022 PROXY STATEMENT

Joseph M. Nowicki

Former Executive Vice President and Chief Financial Officer, Beacon Roofing Supply, Inc.

Director since: 2020

Age: 60

Committees:

•   Audit (Chairperson)

•   Compliance and Regulatory Affairs

Mr. Nowicki served as Executive Vice President and Chief Financial Officer of Beacon Roofing Supply, Inc., a distributor of commercial and residential roofing products and related building materials, from 2013 until June 2020. Prior to assuming that position, he was Chief Financial Officer, Chief Compliance Officer and Treasurer of Spartan Motors, Inc., a specialty chassis, vehicle, truck body and aftermarket parts manufacturer for RV and emergency response customers. Mr. Nowicki previously served as a director of Diversified Restaurant Holdings, Inc. from 2010 to 2020 and ASV Holdings, Inc. from 2017 to 2019.

Qualifications: Mr. Nowicki brings significant financial, retail and information technology experience to the Board. As the former chief financial officer of a public retail corporation and having held other senior executive roles with other retail companies, Mr. Nowicki has developed operational and leadership aptitude in addition to his significant capability in the areas of strategic business planning, risk assessment and store operations. Mr. Nowicki has been a member of our Audit Committee since September 2020 and has served as Chairperson of our Audit Committee and as an “audit committee financial expert” since May 2021. Mr. Nowicki also has served as a member of our Compliance and Regulatory Affairs Committee since September 2020. Mr. Nowicki has attained the designations of Board Leadership Fellow and NACD Directorship Certified.

The Board of Directors recommends a vote FOR the election of Ms. Graham, Mr. Rhodes and Mr. Nowicki for a three-year term expiring in 2025.

Nominee for Election for Term Expiring in 2024 (Class III)

Ashish Parmar Senior Vice President & Chief Information Officer, Tapestry, Inc. Director since: 2021 Age: 46 Committees: • Audit

Mr. Parmar currently serves as the Senior Vice President & Chief Information Officer of Tapestry, Inc., a New York-based house of modern luxury lifestyle brands. Prior to being promoted to Chief Information Officer in May 2020, Mr. Parmar held various roles at Tapestry, including Senior Vice President, IT – Global Enterprise Solutions from 2017 – 2020; Vice President, IT – Supply Chain, and Enterprise Software Engineering & Architecture from 2016 – 2017; and Vice President, IT – Supply Chain, and Enterprise Software Engineering from 2014 – 2017. Mr. Parmar joined Tapestry in 2010 after serving as Director & Country Head of Information Technology with LF Logistics from 2007 - 2010.

Qualifications: Mr. Parmar brings more than 20 years of leadership and technology experience across luxury retail, logistics, and consumer electronics. Mr. Parmar has experience in leading digital transformations and delivering a seamless omnichannel experience. He is a key leader in strategic change initiatives to drive growth, develop corporate strategy, and drive new business opportunities. Mr. Parmar also has a breadth of international experience in both technology and supply chain.

The Board of Directors recommends a vote FOR the election of Mr. Parmar for a two-year term expiring in 2024.

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Incumbent Directors Whose Terms Expire in 2023 (Class II)

David A. Levin Former President and Chief Executive Officer, Destination XL Group, Inc. Director since: 2017 Age: 70 Committees: • Audit • Compensation (Chairperson)

Mr. Levin served as the President and Chief Executive Officer and Director of Destination XL Group, Inc., a specialty apparel retailer, from April 2000 to December 2018. From January 2019 to April 2019, Mr. Levin served as acting Chief Executive Officer of Destination XL Group, Inc. Mr. Levin previously served as a director of Christopher & Banks Corporation from 2012 to 2016.

Qualifications: Mr. Levin brings to the Board more than 30 years of retail experience and extensive experience as the president and chief executive officer of a public retail company. Mr. Levin has developed wide-ranging business and leadership skills in addition to significant experience in the areas of merchandising, marketing, and operational issues. Further, he has experience serving on the boards of public companies. Mr. Levin has been a member of our Compensation Committee since May 2017, and its Chairperson since May 2019, and a member of our Audit Committee since May 2019. Mr. Levin also served as a member of our Compliance and Regulatory Affairs Committee from May 2017 until May 2019.

Martin F. Roper Co-CEO, The Vita Coco Company, Inc. Director since: 2006 Age: 59 Committees: • Audit • Compliance and Regulatory Affairs (Chairperson)

Mr. Roper is Co-Chief Executive Officer and a director of The Vita Coco Company, Inc. (formerly All Market, Inc.), a healthy branded beverage and coconut water supplier, since January 2021. Prior to that time, Mr. Roper was President of All Market, Inc., beginning in September 2019. From January 2001 until April 2018, Mr. Roper served as the President and Chief Executive Officer of The Boston Beer Company, Inc., a craft brewer, where he had worked as an employee since 1994. Mr. Roper served on the board of directors of Boston Beer from 1999 until his retirement in April 2018. Since November 2018, Mr. Roper has served on the board of Financial Information Technologies, LLC (Fintech), a private company providing solutions to alcohol beverage distributors and retailers. Since September 2019, Mr. Roper has served on the board of directors of Bio-Nutritional Research Group, Inc., the producer and marketer of Power Crunch energy bars.

Qualifications: As a director and chief executive officer of a publicly traded company, Mr. Roper has senior management, strategic development, and financial skills. In addition, Mr. Roper possesses experience in public relations, consumer marketing, investor relations, product development and risk management. Mr. Roper has been a member of the Audit Committee since our initial public offering and Chairperson of the Compliance and Regulatory Affairs Committee since May 2019. Mr. Roper also served as Chairperson of the Compensation Committee from our initial public offering until May 2019. His experience as a director has provided him with insight, perspective and knowledge regarding our business, growth, operations, and personnel. Mr. Roper has attained the designations of Board Leadership Fellow and NACD Directorship Certified.

12    2022 PROXY STATEMENT

Charles E. Tyson President and Chief Executive Officer, LL Flooring Holdings, Inc. Director since: 2020 Age: 60 Committees: None

Mr. Tyson was appointed President and Chief Executive Officer in May 2020 and concurrently joined LL Flooring’s Board of Directors. Mr. Tyson previously served as Interim President from February 2020 until May 2020 and served as Chief Customer Experience Officer from June 2018 until May 2020. From 2008 to 2017, Mr. Tyson held various roles at Advance Auto Parts, Inc., an automotive aftermarket parts provider, including Executive Vice President, Merchandising, Marketing and Supply Chain from 2013 to 2017 and Senior Vice President, Merchandising and Replenishment from 2008 to 2013. Prior to that, Mr. Tyson served in a variety of Senior Vice President roles at Office Max and Office Depot.

Qualifications: Mr. Tyson has been with LL Flooring for four years, including two years as Chief Customer Experience Officer. He currently serves LL Flooring’s President and Chief Executive Officer. He has deep retail and commercial experience and has served in senior leadership roles at multiple publicly traded companies. The Board benefits from his broad operating, supply chain, retail, merchandising, marketing, customer insights and strategic planning experience.

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Incumbent Directors Whose Terms Expire in 2024 (Class III)
Douglas T. Moore Former Chief Executive Officer, 1847 Goedeker, Inc. Director since: 2006 Age: 65 Committees: • Nominating and Corporate Governance • Compliance and Regulatory Affairs

Mr. Moore served as the Chief Executive Officer and a director of 1847 Goedeker, Inc., an industry-leading direct-to-consumer appliance and furniture e-tailer from 2020 until August 2021. Prior to that time, Mr. Moore was Chief Executive Officer of Goedeker’s, an operating subsidiary of 1847 Holdings, LLC, beginning in August 2019. Prior to that, he was President and Chief Executive Officer of Med-Air Homecare, a home healthcare equipment and service provider, from November 2013 until May 2019, principal of First Street Consulting, LLC, a retail consulting firm, from January 2011 until October 2017, and Senior Vice President of FirstSTREET for Boomers and Beyond, Inc., a leading direct marketer of products for baby boomers, from October 2017 until August 2019. From February 2012 through June 2012, Mr. Moore served as the Chief Merchandising and Marketing Officer at hhgregg, Inc., a consumer electronics retail chain.

Qualifications: Through his more than 25 years of retail experience, Mr. Moore has developed an understanding of strategic and tactical business issues that include store operations, merchandising, supply chain, sourcing, and human resource planning. He also possesses senior management, marketing, risk assessment and retail knowledge. He has been a member of our Nominating and Corporate Governance Committee since our initial public offering and a member of our Compliance and Regulatory and Affairs Committee since May 2016. Mr. Moore also served as a member of our Audit Committee from our IPO until May 2016 and as Chairperson of our Nominating and Corporate Governance Committee from our initial public offering until May 2019. Through his service as a director, Mr. Moore has gained insight, perspective and knowledge regarding our business, growth, operations, and personnel.

Nancy M. Taylor Former President and Chief Executive Officer, Tredegar Corporation Director since: 2014 Age: 62 Committees: • Nominating and Corporate Governance • Compliance and Regulatory Affairs

Ms. Taylor is the former President and Chief Executive Officer of Tredegar Corporation, a manufacturing company, serving in such role from January 2010 to June 2015, and was a member of Tredegar’s board of directors from early 2010 until June 2015. Ms. Taylor is a director of TopBuild Corp. and Verso Corporation.

Qualifications: Ms. Taylor has significant experience as a chief executive officer of a publicly traded international manufacturer. Through her experience, she has gained and developed extensive business, finance, and leadership skills. Further, she possesses an understanding of strategic planning, risk assessment and international operations. In addition, she has experience serving as a director of a public company and brings strong corporate governance knowledge to the Board. Ms. Taylor has been a member of our Nominating and Corporate Governance Committee since January 2015 and a member of our Compliance and Regulatory Affairs Committee since May 2019. Ms. Taylor also served as a member of our Compensation Committee from May 2014 until May 2019. Additionally, Ms. Taylor was appointed Chairperson of our Board in November 2015. Through her service as a director, Ms. Taylor has gained insight, perspective and knowledge regarding our business, growth, operations, and personnel. Ms. Taylor has attained the designations of Board Leadership Fellow and NACD Directorship Certified.

14    2022 PROXY STATEMENT

CORPORATE GOVERNANCE

We are committed to having sound corporate governance principles. Our Code of Business Conduct and Ethics, which applies to our directors, officers and associates, our Corporate Governance Guidelines and the charters of the Audit, Compensation, Nominating and Corporate Governance and Compliance and Regulatory Affairs Committees are available on our website, https://investors.llflooring.com/corporate-governance, and are also available in print, free of charge, to any stockholder who requests them. Such requests should be directed to Corporate Secretary, LL Flooring Holdings, Inc., 4901 Bakers Mill Lane, Richmond, Virginia 23230.

Independence

All of our directors, other than our Chief Executive Officer, are independent. The Board, in its business judgment, has affirmatively determined that eight of its nine current members are independent, including under the applicable independence standards contained in rules of NYSE: Terri Funk Graham, David A. Levin, Douglas T. Moore, Joseph M. Nowicki, Ashish Parmar, Famous P. Rhodes, Martin F. Roper and Nancy M. Taylor. In reaching its conclusion regarding director independence, the Board considered whether we conduct business and have other relationships with organizations of which certain members of the Board or members of their immediate families are or were directors or officers. Our non-management directors did not have any related party transactions, arrangements, or relationships with us, other than as directors and stockholders. Some non-management directors or their related parties have purchased products and services from us in the ordinary course of business or have made purchases from us using the discount policy applicable to all employees and directors. We consider such purchases to be immaterial to such director’s independence.

Board Leadership Structure – Independent Chairperson

The Board regularly evaluates relevant factors to determine the best leadership structure for our operating and governance environment at the time. Our Bylaws currently require that we separate the offices of the Chief Executive Officer and Chairperson of the Board. Specifically, our Bylaws, among other things, require that we have a Chairperson of the Board who is (i) not employed in an executive capacity, and (ii) deemed independent as defined by the NYSE requirements. As set forth in our Bylaws, on an annual basis, the Board will elect one of its members to the office of Chairperson of the Board. In the event of the Chairperson’s temporary absence or incapacity, the Board will appoint, by resolution, another independent director to preside as Chairperson at meetings of stockholders and of the Board. In the case of the Chairperson’s death or permanent inability to act, the Board will elect a Chairperson who is independent from among current directors or appoint a new director to serve as Chairperson, with any such appointment being subject to the provisions of our Certificate of Incorporation.

We believe having separate Chief Executive Officer and Chairperson of the Board positions is the most appropriate structure for our Company at this time. Ms. Taylor, who is an independent director, was first appointed Chairperson on November 16, 2015 and continues in that role. Beginning in February 2020, Mr. Tyson served as Interim President and Principal Executive Officer until his appointment in May 2020 as President and Chief Executive Officer and a director of the Company. We believe it is most effective for Mr. Tyson to be able to focus his efforts on serving as our Chief Executive Officer while working closely with our Chairperson of the Board, Ms. Taylor.

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In addition to any other duties that may be prescribed to her by the Board, Ms. Taylor, as Chairperson of our Board, is responsible for the following functions: (i) timing and agendas for Board meetings; (ii) nature, quantity and timing of information provided to the independent directors by our management; (iii) retention of counsel or consultants who report directly to the Board; (iv) implementation of corporate governance policies and procedures, including assisting the chairpersons of the various Board committees as requested; (v) receiving reports from the Nominating and Corporate Governance Committee regarding compliance with and implementation of corporate governance policies; (vi) evaluating, along with the Compensation Committee, the performance of the Chief Executive Officer; and (vii)  presiding at all meetings of the Board, including executive sessions of the independent directors.

Committees of the Board

The Board has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Compliance and Regulatory Affairs Committee, each composed entirely of directors the Board has affirmatively determined to be independent. Each committee operates pursuant to a written charter adopted by the Board that sets forth its roles and responsibilities and provides for an annual evaluation of its performance. The charters of all four standing committees are available at the investor relations page of our website at https://investors.llflooring.com/committee-charters and will be provided to any stockholder without charge upon the stockholder’s written request to our Corporate Secretary. Each year, committee and committee chair assignments are made at the Board meeting immediately following the Annual Meeting of Stockholders. The current composition of each committee is as follows:

Audit Committee	Compensation Committee

Joseph M. Nowicki (Chairperson) David A. Levin Ashish Parmar Martin F. Roper	David A. Levin (Chairperson) Terri Funk Graham Famous P. Rhodes

Nominating and Corporate Governance Committee	Compliance and Regulatory Affairs Committee

Terri Funk Graham (Chairperson) Douglas T. Moore Famous P. Rhodes Nancy M. Taylor	Martin F. Roper (Chairperson) Douglas T. Moore Joseph M. Nowicki Nancy M. Taylor

The Board may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our Certificate of Incorporation and Bylaws.

Audit Committee. The Audit Committee assists the Board in fulfilling the oversight responsibility of the Board relating to: (i) the integrity of our financial statements and financial reporting process and our systems of internal accounting and financial controls; (ii) the performance of the internal audit function; (iii) the annual independent audit of our financial statements; (iv) the engagement of our independent auditor and the evaluation of the independent auditor’s qualifications, independence and performance; (v) our compliance with legal and regulatory requirements as it relates to accounting, auditing and financial reporting matters; (vi) the implementation and effectiveness of our disclosure controls and procedures and internal control over financial

16    2022 PROXY STATEMENT

reporting; (vii) the framework for identification of enterprise risks; and (viii) other matters set forth in the charter of the Audit Committee. The Audit Committee has the sole authority to appoint, retain, compensate, evaluate, and terminate the independent auditor. The Audit Committee approves procedures for the pre-approval of the engagement of the independent auditor to provide audit and non-audit services. It is also responsible for establishing, publishing, and maintaining and overseeing our “whistleblower” procedures.

The Board, in its business judgment, has determined that all of the current members of the Audit Committee are, and each member who served on the Audit Committee during 2021 was, during the period in which he served, independent, as determined in accordance with the rules of the NYSE and relevant federal securities laws and regulations. The Board also has determined that all of the Audit Committee members are financially literate as defined by the rules of the NYSE and that Mr. Nowicki qualifies as an “audit committee financial expert” as defined by regulations of the Securities and Exchange Commission (“SEC”). For additional information regarding the Audit Committee, please see the Audit Committee Report that is included in this Proxy Statement.

Compensation Committee. The purpose of the Compensation Committee is to oversee the policy and programs relating to the compensation of our executive officers, including policies governing salaries, incentive compensation and terms and condition of employment (with the Board having final approval for the compensation of the Chief Executive Officer). The Compensation Committee may, in its discretion, engage outside consultants to assist in evaluating and determining appropriate compensation levels for our executives. The Compensation Committee has produced an annual report on executive compensation that is included in this Proxy Statement. Refer to the section titled “Executive Compensation” for additional information.

The Board, in its business judgment, has determined that all of the current members of the Compensation Committee are independent, as determined in accordance with the rules of the NYSE and any relevant federal securities laws and regulations.

Nominating and Corporate Governance Committee. The purpose of the Nominating and Corporate Governance Committee is to identify individuals qualified to become members of the Board consistent with the criteria approved by the Board, to recommend director nominees for election at each annual meeting of stockholders and to address related matters. In performing these duties, the Nominating and Corporate Governance Committee uses a professional search firm to identify potential candidates. The Nominating and Corporate Governance Committee also develops and recommends to the Board applicable corporate governance principles, determines the form and amount of director compensation, and leads and oversees the annual review of the Board and its standing committees’ performance.

The Board, in its business judgment, has affirmatively determined that all of the current members of the Nominating and Corporate Governance Committee are independent, as determined in accordance with the rules of the NYSE.

The Nominating and Corporate Governance Committee will consider stockholder recommendations for candidates to serve on the Board in accordance with the Company’s Bylaws. Stockholders may submit such recommendations to the Nominating and Corporate Governance Committee through the method set forth under “Communications to the Board.” In addition, in accordance with the Bylaws, any stockholder of record entitled to vote for the election of directors at a stockholder meeting may nominate persons for election to the Board if such stockholder complies with the advance notice provisions of the Bylaws. Such a nomination must be sent to our corporate secretary and include, among other items: (i) the name, age, business address and residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of capital stock of the Company which are owned of record and beneficially

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by each such nominee and any affiliates or associates of such nominee (if any); (iv) a description of any agreement, arrangement or understanding of the type described in Article II, Section 17, clause (a)(iii)(B)(iv) or (a)(iii)(B)(v) of the Bylaws, but as it relates to each such nominee rather than the proposing stockholder; (v) if any such nominee is a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Company, or has received any compensation or other payment from any person or entity other than the Company, in each case in connection with candidacy or service as a director of the Company, a detailed description of such agreement, arrangement or understanding and its terms or of any such compensation received; (vi) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (vii) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected and a representation by the nominee to the effect that, if elected, the nominee will agree to and abide by all policies of the Board as may be in place at any time and from time to time. If the nomination is not timely and in proper form, the nominee will not be considered by the Nominating and Corporate Governance Committee. To be timely for the 2023 Annual Meeting, the nomination must be received within the time frame set forth in “Deadlines for Submission of Stockholder Proposals and Director Nominations” on page 62. Nominees for director are selected in the context of an assessment of the perceived needs of the Board at the time and on the basis of, among other things, the following:

• strength of character • judgment • skill • education • business experience	• specific areas of expertise • understanding of our business • diversity • reputation • other personal attributes or special talents

Nominees must also be willing to spend the time necessary to discharge their responsibilities appropriately and to ensure that other existing or future commitments do not materially interfere with their responsibilities as members of the Board.

Compliance and Regulatory Affairs Committee. The Compliance and Regulatory Affairs Committee has overall responsibility for assisting the Board in discharging its oversight of significant regulatory and compliance matters and to oversee the processes by which we conduct our business to ensure we do so in a manner that complies with applicable laws and regulations and reflects our high standards of integrity. The Compliance and Regulatory Affairs Committee may, in its discretion, engage outside consultants to advise the Compliance and Regulatory Affairs Committee. The Board, in its business judgment, has determined that all of the current members of the Compliance and Regulatory Affairs Committee are independent, as determined in accordance with the rules of the NYSE and any relevant federal securities laws and regulations.

Board Diversity

In determining the composition of the Board, the Nominating and Corporate Governance Committee seeks to include a diverse and complementary range of skills and experience among our directors. Although it does not have a formal diversity policy, the Nominating and Corporate Governance Committee believes that the presence of differing viewpoints on the Board is a benefit to us. Accordingly, the Nominating and Corporate Governance Committee considers principles of diversity, which include, among other things, diversity in backgrounds,

18    2022 PROXY STATEMENT

perspectives, expertise, and qualifications, when assessing the Board as a whole, and individual director candidates. Our directors represent a range of backgrounds and overall experience. Approximately 22% of our directors are female and 22% are ethnically diverse. Additionally, when considering a director standing for re-election as a director nominee, in addition to the above attributes, the Nominating and Corporate Governance Committee considers such individual’s past contribution and future commitment to the Company. Our directors have a varied tenure, providing for a range of perspectives, fresh ideas and ensuring the transition of knowledge and experience from longer-serving members. The Nominating and Corporate Governance Committee evaluates the totality of the attributes of each director nominee that it considers and does not have established minimum qualifications or attributes. After evaluating any potential director nominee, the Nominating and Corporate Governance Committee makes its recommendations to the full Board, and the Board then determines the director nominees for election. The evaluation process for prospective director nominees is the same for all director nominees, regardless of the source from which the nominee was first identified.

Risk Management

We have developed and implemented processes designed to manage risk in our business. The Board’s role in risk management is primarily one of oversight with the day-to-day responsibility for risk management being with our management team. The Board regularly reviews information provided by management regarding our business strategy, financial position and operations, and considers associated risks. In addition, the Board executes its oversight role through its committees, which report regularly to the Board on their activities, and various presentations by management to the Board.

While the Board has principal oversight responsibility for enterprise risk management, the Audit Committee reviews management’s identification of the key risks that we face, including the main controls upon which we rely to mitigate those risks. In particular, the Audit Committee focuses on financial risk, including internal controls and cybersecurity, and assesses our risk profile with management and our internal and external auditors. The internal control risk profile drives our internal audit plan. The Audit Committee also handles violations of our Code of Ethics and related corporate policies. The Nominating and Corporate Governance Committee assists in risk management by overseeing our risks relating to our governance structure. The Compensation Committee reviews risks relating to our incentive compensation policies and practices. The Compliance and Regulatory Affairs Committee assists in the oversight of risks related to significant regulatory and compliance matters. Further, the Board has the ability to create additional committees.

Compensation Risk Assessment. Among other things, the Compensation Committee reviews our compensation policies and practices to determine whether they subject us to unnecessary or excessive risk. In so doing, the Compensation Committee considers whether such policies and practices are appropriately structured to promote the achievement of goals without encouraging the taking of unwarranted or undue risk. Additionally, the Compensation Committee reviews the relationship between our risk management policies and practices and compensation, and evaluates compensation policies and practices that could mitigate risks relating to our compensation program.

We believe that our compensation programs discussed herein are designed with the appropriate balance of risk and reward in relation to our overall business strategy and do not incent executive officers or other associates to engage in conduct that creates unnecessary or unjustifiable risks. Specifically, our mix of rewards for short-term performance through base salary and annual cash bonus awards, and for long-term performance through equity incentive awards supports these compensation objectives. Moreover, we believe that our utilization of these different compensation components allows us to manage the risks inherent with performance-based

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compensation. Additionally, our use of mitigation tools such as claw back provisions, caps on our incentive plans, oversight by an independent committee of non-employee directors and significant vesting periods for equity awards, provide additional risk protection.

Based upon the review of our compensation policies and practices, we have concluded that they do not create risks that are reasonably likely to have a materially adverse effect on the Company.

Board and Standing Committee Attendance and Executive Sessions

	Members	Independence	Meetings Held During 2021

Board of Directors	9	8 of 9	7

Audit Committee	4	100%	9

Compliance and Regulatory Affairs Committee	4	100%	8

Compensation Committee	3	100%	6

Nominating and Corporate Governance Committee	4	100%	5

Each member of the Board is expected to attend Annual Meetings of Stockholders in person. All of our directors serving at the time attended the virtual 2021 Annual Meeting of Stockholders.

At the regularly scheduled meetings of the Board, it is the practice of the Board to hold an executive session of the independent directors. At these sessions, the Chairperson of the Board presides over each of these sessions.

During fiscal year 2021, each incumbent director attended at least 75% of the meetings of the Board and committees on which he or she served (held during the period for which he or she has been a director).

Communications to the Board

Stockholders, associates, and other interested parties may contact an individual director, the Board as a group, the Chairperson of the Board, or a specified Board committee or group, including the non-employee directors as a group, at the following address: Corporate Secretary, LL Flooring Holdings, Inc., 4901 Bakers Mill Lane, Richmond, Virginia 23230, Attn: Board of Directors. We will receive and process communications before forwarding them to the addressee. Directors generally will not be forwarded communications that are primarily commercial in nature, relate to improper or irrelevant topics, or request general information about us, including inquiries regarding employment opportunities.

Political Contributions Policy

Our Bylaws provide that the Board will ensure that any lobbying or political activity is conducted solely for promoting our commercial interests and is in the interest of our stockholders. As part of this oversight, the Board will ensure that lobbying and political spending do not reflect narrow political preferences or the political preferences of our executives that have little or no bearing on our own commercial performance. In fiscal year 2021, we did not engage in any lobbying or political activities.

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Certain Relationships and Related Transactions

We have a formal written policy concerning related person transactions, a copy of which is available on our website. Under that policy, a related person transaction is a transaction, arrangement or relationship involving us, on the one hand, and (i) our director or executive officer, his or her immediate family members or any entity that any of them controls or in which any of them has a substantial beneficial ownership interest; or (ii) any person who is the beneficial owner of more than 5% of our voting securities or a member of the immediate family of such person. Any transactions between the Company and a related person that involve an amount exceeding $10,000 are reviewed with the Audit Committee.

The Audit Committee evaluates each related person transaction for the purpose of recommending to the disinterested members of the Board whether the transaction is fair, reasonable and within our policy, and should be ratified and approved by the Board. Relevant factors considered by the Audit Committee include:

•	the benefits of the transaction to the Company or any of its consolidated subsidiaries;

•	the terms of the transaction and whether they are arm’s-length and in the ordinary course of the Company’s or any of its consolidated subsidiary’s business;

•	the direct or indirect nature of the related person’s interest in the transaction;

•	the size and expected term of the transaction; and

•	other facts and circumstances that bear on the materiality of the related person transaction under applicable law and listing standard.

At least annually, management will provide the Audit Committee with information pertaining to related person transactions. Related person transactions entered into, but not approved or ratified as required by the policy concerning related person transactions, will be subject to termination by us or the relevant subsidiary, if so directed by the Audit Committee, taking into account factors as it deems appropriate and relevant.

In 2021, there were no related party transactions to report pursuant to the relevant SEC rules.

Shareholder Engagement

We had strong support for all of our proposals at the Annual Meeting in May 2021. Notwithstanding that support, during the summer and fall of 2021 we invited the stewardship team at our large institutional shareholders comprising 40% or more of the outstanding shares to participate in discussions with us. Our conversations were focused on environmental, social and governance (ESG) initiatives. We discussed our response to the COVID-19 pandemic, human capital management efforts, diversity, equity and inclusion initiatives, Board composition, environmental sustainability, and our corporate governance practices. Our Chief Legal Officer, Chief Human Resources Officer and Head of Investor Relations participated in these investor conversations. We reported back to the Nominating and Corporate Governance Committee on the key themes and messages from our engagement with shareholders. As a result of these conversations, we have also expanded our disclosure of ESG matters and added an ESG tab to the Investor Relations section of our website at https://investors.llflooring.com/ESG. We intend to continue to engage with shareholders annually and are committed to soliciting their views and input.

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ENVIRONMENTAL, SOCIAL AND GOVERNANCE (“ESG”)

We are committed to ESG matters and being a responsible corporate citizen. The following areas are the focus of our corporate responsibility program. We are working toward developing additional information about our ESG efforts that can be shared with our stakeholders and establishing goals and objectives related to progress on these initiatives. For additional information and further updates during 2022, please see our ESG web page at https://investors.llflooring.com/ESG.

Our Company
Culture

Our Company’s vision is to be the customer’s first choice in hard-surface flooring by providing the best experience, from inspiration to installation. We embrace six core values as the foundation of our culture:

•   Be Customer Obsessed

•   Embrace Diversity

•   Arrive with Integrity

•   Seize Opportunities

•   Be Resilient

•   Own Our Outcomes

Our Culture Committee is focused on creating a great place to work, including the development of a new peer-to-peer recognition program in 2022, which will provide associates with the opportunity to celebrate co-workers as they demonstrate our core values.

Ethics & Compliance

We have a complete level of commitment and engagement to Ethics and Integrity. This commitment begins with our Board of Directors, Chief Executive Officer, and senior leadership team and is reflected in policies and processes throughout all levels of the organization including all vendor partners. We maintain a Code of Business Conduct and Ethics (“Code”), which is available on our website, https://investors.llflooring.com/corporate-governance. This Code is the foundation of our high-level commitment to operating in an ethical manner and with integrity. In 2021 we updated the Code and our required training module for the Code. All associates and our Board of Directors are required to certify and train on the Code annually. In addition to the Code, our ethics and compliance program includes:

•   An enterprise governance program, which includes enterprise-wide comprehensive, written policies and procedures related to applicable laws, regulations, industry standards and the Company’s requirements to ensure high standards of integrity;

•   procedures for reporting, tracking, and investigating concerns and allegations through our hotline, loss prevention, human resources, and compliance teams;

•   robust training requirements and policy signoffs to reinforce key areas of compliance;

•   disciplinary procedures to remedy and prevent instances of misconduct and ensure the overall compliance program is effective; and

•   oversight of the Code and regulatory compliance matters through the Compliance and Regulatory Affairs Committee.

22    2022 PROXY STATEMENT

Our Associates

Human Capital Management

We provide an engaging work experience that excites and motivates our team members, whom we call associates, to deliver their best every day. We offer attractive career development opportunities, with entry level associates looking forward to multiple potential career paths within our field organization. In 2021 alone more than 500 associates, or 20% of our workforce, were promoted into positions of increased responsibility.

We invest in extensive learning and development programs to help our associates build valuable skills. In 2021, we rolled out a new learning management system called LL Academy to support our development programs, spanning sales-focused training to management coaching. In 2021, we conducted substantial training for our associates through LL Academy.

Safety & Health

A safe work environment inspires trust and empowers associates. We are committed to providing a safe and healthy workplace for all associates and customers. We require careful attention to safety with respect to handling product in our warehouses, stores, installation, and delivery processes.

We are committed to complying with all relevant health, safety and environmental laws and standards and we collect and review workplace injury and accident information across all of our locations. We also take appropriate steps to reduce incident rates and lost workdays. This includes training our associates about the safe operation of forklifts, product loading and delivery and product safety protocols.

Our OSHA safety rate improved 25% from 2019 to 2021. Also, our 2020 OSHA rate of 3.9x compared favorably to our industry rate of 4.2x.

In early 2020, we implemented workplace safety policies and procedures to protect associates and customers from COVID-19 infection. New protocols included rigorous standards for mask wearing, social distancing and cleaning protocols. We initially implemented remote work for all corporate support associates including senior management and significantly reduced travel and contact to help protect not only our associates but also the communities in which we live. We also provided emergency relief pay to our associates affected by COVID-19 exposure or related facility closures.

Beginning in September 2021, we supported a safe and healthy return to the office for our corporate staff, while continuing to monitor CDC guidance and temporarily re-instituting remote work when necessary, based on risk levels. New safety protocols included requiring employees to be fully vaccinated, requiring temperature checks and health screening upon entry to the building, and the wearing of masks required when less than six feet away from another individual. We upgraded our ventilation system, added UV-C air sanitizing lights in our conference room and break areas, and provided sanitation stations throughout the office.

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Diversity, Equity & Inclusion

As part of our multi-year business transformation, we are working on driving diversity, equity, and inclusion across our Company. This commitment is supported by training and awareness programs as well as focused efforts to recruit, retain, develop, and promote a diverse workforce. Our Diversity, Equity, and Inclusion Committee, comprised of a diverse and cross-functional team of associates from across the Company, is helping to lead the way to building programs aimed at ensuring that every associate can thrive and grow professionally. We also work with external consultants to connect our work with best practices and insights related to diversity, equity, and inclusion. We remain committed to attracting, retaining, and developing a team that better represents the communities where we live and serve our customers so that our associates can bring their truest self to work, while sharing their unique talents and gifts.

Our Stewardship

Responsible Sourcing

We continue to make investments so that the quality of the products we offer exceed our customers’ expectations for quality and meet our strict sourcing requirements. In support of healthier home environments, we have voluntarily required all of our vinyl floors to be made with materials that meet heavy metals and chemical requirements. Further, all of our wood flooring is made to the most rigorous applicable emission standards.

Our flooring vendors are required to partner with Underwriter’s Laboratories (UL) or SCS Global Services to meet stringent GREENGUARD Gold or FloorScore certification standards for indoor air quality. When customers shop with us, they can have peace of mind knowing these floors have met some of the most demanding industry standards for low chemical emissions. Additionally, all products that carry the GREENGUARD Gold or FloorScore certification are eligible for various sustainable building credits, including Leadership in Energy and Environmental Design (LEED) and the WELL Building Standard.

We are committed to responsible sourcing and require our vendor partners to comply with our written Standards for Vendor Partner Conduct. In addition, we follow rigorous procedures to validate and approve vendor partners for production as well as tracing products in our supply chain to ensure they are sourced responsibly. These processes include:

•   maintaining Standards for Vendor Partner Conduct;

•   prohibiting vendors from engaging in child labor, forced labor or other human rights issues;

•   conducting risk assessment protocols for all new and existing vendors;

•   performing social compliance audits on vendors to ensure compliance with laws, regulations, industry standards and our requirement to ensure safe working environments;

•   Lacey Act chain-of-custody verification processes for both internationally and domestically sourced wood products, which represents one of the highest standards in the industry;

•   prohibiting the use of any “conflict minerals” as defined under Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; and

24    2022 PROXY STATEMENT

• communication and training for internal and external partners to increase awareness of our compliance program and supply chain risk.

Product Quality and Safety

We are committed to selling to our customers high-quality safe products produced in socially responsible environments. We are committed to ensuring that our vendors’ factories and the products they make meet all laws and mandatory safety standards before any product is shipped to us. To support this commitment, we use rigorous tools and processes to assess our products on an ongoing basis. By doing this, we validate through factory audits, testing and product inspections, that our vendors and our products meet the highest standards. If we learn about an issue with one of our products, we quickly investigate and, when necessary, we stop the sale and remove the product from our assortment.

As part of our global product quality and compliance program, we have rigorous procedures to monitor product safety and quality issues through the supply chain. This is accomplished through:

•   risk review of our suppliers;

•   quality management factory audits;

•   social responsibility audits;

•   pre-production and production product testing;

•   product inspection at the factory, both inline and random;

•   factory and employee training to increase awareness of our quality assurance and compliance program; and

•   monitoring and investigating customer complaints.

Our Communities

Charitable Giving

We recognize our role and responsibility as a good steward to our communities. Through our Lay It Forward charitable giving program, we contribute to charities that represent areas such as human services, community development, education, physical and mental health, civics, arts, culture, humanities, and disaster response.

Since 2007, we have donated more than 300,000 square feet of flooring to nonprofit organizations, schools, arts facilities, community groups and more.

In November 2021, we established a new employee assistance program called LL Cares, that provides one-time financial assistance to eligible LL Flooring associates who have experienced unexpected financial hardship. Money distributed through LL Cares is granted to associates with no obligation to repay.

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DIRECTOR COMPENSATION

Non-Employee Director Compensation

The Board, at the recommendation of the Nominating and Corporate Governance Committee, approves the compensation of our non-employee directors. Directors who are employed by us do not receive compensation for their service on the Board or any Board committee. The following table sets forth the compensation for our non-employee directors in 2021.

Element of Compensation	2021 Compensation Amount(1)
Annual Retainer	$140,000
Board Chairperson additional retainer	$100,000
Audit Committee Chairperson additional retainer	$20,000
Compliance and Regulatory Affairs Committee Chairperson additional retainer	$15,000
Compensation Committee Chairperson additional retainer	$15,000
Nominating and Corporate Governance Committee Chairperson additional retainer	$10,000
Audit Committee member additional retainer	$10,000
Compliance and Regulatory Affairs Committee member additional retainer	$10,000
Compensation Committee member additional retainer	$7,500
Nominating and Corporate Governance Committee member additional retainer	$7,500
(1)

Non-employee directors will receive $60,000 of the annual retainer in cash and $80,000 of the annual retainer in shares of restricted stock. In addition, the Chairperson will receive 100% of the additional chair retainer in cash. Committee retainers will be paid in cash. The cash component of the retainers will be paid quarterly in arrears. The shares of restricted stock will vest at the next annual stockholders’ meeting, provided, however, if a director leaves the Board for any reason, the Compensation Committee may permit a pro rata portion of the shares of restricted stock to vest as of the date of termination from the Board. Any fractional shares will be paid in cash. We also reimburse our non-employee directors for reasonable out-of-pocket expenses incurred in connection with attending our Board and committee meetings.

2021 Non-Employee Director Compensation

As set forth above, in 2021, our non-employee directors received a portion of the payment for the retainers in restricted stock and a portion in cash. The restricted stock portion of the retainer was granted on the date of the 2021 Annual Meeting and vests on the date of the 2022 Annual Meeting. In calculating the number of shares of restricted stock reflecting the value of the retainers for our non-employee directors, we used the closing price of our common stock on the date of the grant. Furthermore, our equity award agreements for our directors contain clawback provisions, so that any such awards are subject to such deductions, repayment and clawback as may be required by any applicable law, government regulation or stock exchange listing requirement (or any policy adopted by us pursuant to any such law, government regulation or stock exchange listing requirement). We reimburse non-employee directors for reasonable out-of-pocket expenses incurred in connection with their service as directors, including travel expenses for meeting attendance. We also permit our directors to participate in employee-discount programs available to all our associates.

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Our non-employee directors are subject to stock ownership guidelines, as described on page 38.

Director Compensation Table

The following table sets forth compensation earned by our directors who are not named executive officers in the fiscal year ended December 31, 2021:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Terri Funk Graham(3)	77,519	80,000	157,519
David A. Levin(4)	85,008	80,000	165,008
Douglas T. Moore(4)	77,508	80,000	157,508
Joseph M. Nowicki(4)	85,008	80,000	165,008
Ashish Parmar(5)	24,185	65,973	90,158
Famous P. Rhodes(4)	76,258	80,000	156,258
Martin F. Roper(6)	85,000	80,000	165,000
Nancy M. Taylor(4)	177,508	80,000	257,508
Jimmie L. Wade(7)	43,750	-	43,750

(1)	$60,000 of the $140,000 non-employee director’s annual retainer is received in cash.
(2)

The amounts in this column reflect the aggregate grant date fair value of awards granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. Stock awards granted on May 19, 2021 had a grant date fair value of $22.94 per share. Mr. Parmar’s stock award, which was granted on August 6, 2021, had a grant date fair value of $19.92 per share and was prorated based upon the date on which he joined the Board of Directors. For a discussion of the assumptions relating to these valuations, see Note 7 – Stock-Based Compensation to our audited financial statements included in Item 8 of the Form 10-K filed with the SEC on February 22, 2022.

(3)

Stock awards include 3,487 shares of restricted stock that were outstanding as of December 31, 2021, of which 2,615 were deferred under the Deferral Plan. For the column “Fees Earned or Paid in Cash,” this amount includes $58,125 of cash earned in connection with service on the Board that was deferred under the Deferral Plan.

(4)	Stock awards include 3,487 shares of restricted stock that were outstanding as of December 31, 2021.
(5)

Stock awards include 3,311 shares of restricted stock that were outstanding as of December 31, 2021, which were deferred under the Deferral Plan. For the column “Fees Earned or Paid in Cash,” this amount includes $24,185 of cash earned in connection with service on the Board that was deferred under the Deferral Plan.

(6)

Stock awards include 3,487 shares of restricted stock that were outstanding as of December 31, 2021, which were deferred under the Deferral Plan. For the column “Fees Earned or Paid in Cash,” this amount includes $85,000 of cash earned in connection with service on the Board that was deferred under the Deferral Plan.

(7)	Mr. Wade did not stand for re-election at the 2021 Annual Meeting of Stockholders but served as a director until May 19, 2021 when his term expired.

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Outside Directors Deferral Plan

On November 21, 2008, the Board adopted the Deferral Plan under which each of our non-employee directors can defer receipt of all or a portion of his or her fees until such director’s departure from the Board. In so doing, the Board intended to provide an incentive to the non-employee directors to own shares of our common stock, thereby aligning their interests more closely with the interests of our stockholders. Deferral elections must be made by December 31 for the deferral of fees in the next calendar year.

Under the Deferral Plan, a non-employee director may elect to defer up to 100% of his or her compensation in 25% increments and have such compensation invested in deferred stock units. Deferred stock units attributable to the deferral of cash compensation are credited as of the day on which such compensation is otherwise payable in accordance with our then applicable director compensation policies (the “Payment Date”), and the number of deferred stock units is determined by dividing the deferred compensation payable on the Payment Date by the closing price of our common stock as of the Payment Date with partial shares being disregarded. Deferred stock units credited with respect to restricted stock awards are determined using the closing price as of the grant date of the award of such shares of common stock. Deferred stock units must be settled in common stock upon the director’s departure from the Board. There was an aggregate of 177,448 deferred stock units outstanding at December 31, 2021.

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Proposal 2	Advisory (Non-Binding) Vote on Named Executive Officer Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and subsequent rules and regulations promulgated by the SEC require that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with Item 402 of the Securities and Exchange Commission’s Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion. This vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for the Board or us. However, we value the opinions that our stockholders express in their votes and will consider the outcome of the vote when making future decisions on executive compensation, as we deem appropriate, and we intend to engage with stockholders this year on the outcome of this year’s vote. We have elected to conduct this “say-on-pay” non-binding advisory vote annually. The next non-binding advisory vote to approve the compensation of our named executive officers will occur at the 2023 Annual Meeting of Stockholders.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As discussed in the Compensation Discussion and Analysis section that follows, we believe that the compensation structure for our named executive officers is appropriate, flexible, and effective in attracting and retaining talented personnel. In our judgment, the compensation paid to our named executive officers includes a healthy balance between fixed and performance-based compensation, short- versus long-term incentives, as well as a blend between cash and equity components. Furthermore, we maintain that the compensation for our named executive officers is aligned with the interests of our stockholders through incentives driving stockholder value. Finally, we believe that our compensation programs maintain an appropriate balance of risk and reward in relation to our business strategies and objectives.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this Proxy Statement. The vote is advisory, which means that the vote is not binding on the Company, our Board or the Compensation Committee of the Board and will not be construed as overruling a decision by the Compensation Committee, the Board, or the Company. To the extent there is any significant vote against our named executive officer compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

The Board of Directors recommends a vote FOR the proposed resolution approving the compensation of our named executive officers, as disclosed in this Proxy Statement.

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EXECUTIVE OFFICERS

The following sets forth biographical information for our executive officers (as defined by Rule 3b-7 of the Exchange Act) and certain other significant associates. Such information with respect to our President and Chief Executive Officer, Charles E. Tyson, is set forth above in the “Proposal One – Election of Directors – Incumbent Directors Whose Terms Expire in 2023” section. Christopher N. Thomsen was an executive officer on the last day of our fiscal year and is therefore included below.

Matthew T. Argano, Ph.D., 49, has been our Chief Human Resources Officer since April 2020. Prior to joining the Company, Dr. Argano was Senior Vice President, Chief People Officer of Altar’d State, Inc., a women’s fashion retailer from 2016 to 2020. From 2012 to 2016, Dr. Argano was Senior Vice President, Human Resources of The Fresh Market, Inc., a specialty grocery retailer.

Jennifer S. Bohaty, 52, has been our Chief Ethics and Compliance Officer since April 2018. Prior to joining the Company, Ms. Bohaty was the founder of Strategic Compliance Advisors, LLC, a consulting company, beginning in 2017. From 2009 to 2017, Ms. Bohaty held various roles at Toys ‘R’ Us, Inc., a toy and baby retailer, including Executive Director, Global Product Safety, Quality and Compliance from 2012 to 2017.

Douglas S. Clark, Jr., 43, has been our Senior Vice President, Merchandising and Supply Chain since June 2020. Mr. Clark previously served as our Interim Senior Vice President, Merchandising and Supply Chain from February 2020 to June 2020 and served as Senior Vice President, Supply Chain from October 2018 to February 2020 and as Vice President, Inventory Management from February 2017 to October 2018. Prior to joining the Company, Mr. Clark held merchandising roles of increasing responsibility at DSW, Inc., a retailer of shoes and fashion accessories, most recently as Vice President, Merchandise Analysis & Operations from September 2016 to February 2017.

Michael E. Dauberman, 52, has been our Executive Vice President, Chief Growth Officer since February 2022. Prior to joining the Company, Mr. Dauberman was Chief Digital Officer & Head of Company-Owned Entities for The Goodyear Tire & Rubber Company (“Goodyear”), a global manufacturer and retailer of tires, from 2018 to February 2022. From 2017 to 2018, Mr. Dauberman was Chief Digital Officer of Goodyear and from 2010 to 2017 he was Senior Director, Marketing and Interactive. Prior to joining Goodyear, Mr. Dauberman was Vice President, eCommerce and CRM with Norwegian Cruise Line Holdings Ltd., a global cruise company, from 2007 to 2010. From 2005 to 2007 he was Vice President, Cruises for Travelocity, an online travel agency.

Alice G. Givens, 49, has been our Senior Vice President, Chief Legal Officer and Corporate Secretary since September 2020. Prior to joining the Company, Ms. Givens was Senior Vice President, General Counsel, Chief Compliance Officer and Secretary of Ruth’s Hospitality Group, Inc. (“RHGI”), a fine dining restaurant company, from 2019 to 2020 and Vice President, General Counsel, Chief Compliance Officer & Secretary of RHGI from 2016 to 2019. From 2007 to 2016, Ms. Givens served as a legal officer at J. Crew Group, Inc., an omnichannel retailer of apparel, shoes, and accessories, where she most recently was Vice President and Associate General Counsel from 2012 to 2016.

Christopher N. Thomsen, 46, was our Senior Vice President, Chief Information Officer from August 2016 to December 31, 2021. Mr. Thomsen resigned effective December 31, 2021. Prior to joining the Company, Mr. Thomsen served as Vice President and Chief Information Officer of Hibbett Sports, Inc., a sporting goods retailer, from 2013 to 2016. From 2006 to 2013, Mr. Thomsen held various IT roles of increasing responsibility at Lowe’s Companies, Inc. where he most recently served as Vice President, IT Planning and Business Intelligence from 2012 to 2013.

30    2022 PROXY STATEMENT

Nancy A. Walsh, 61, has been our Chief Financial Officer since September 2019. Prior to joining the Company, Ms. Walsh most recently served as Executive Vice President and Chief Financial Officer of Pier 1 Imports, Inc., a home furnishing and décor retailer, from January 2018 until April 2019 and Executive Vice President and Chief Financial Officer of The Bon-Ton Stores, Inc., a department store chain, from November 2015 until January 2018. Pier 1 Imports, Inc. filed for Chapter 11 bankruptcy protection in February 2020 and The Bon-Ton Stores, Inc. filed for Chapter 11 bankruptcy protection in February 2018. Prior to that, Ms. Walsh served in various positions with Tapestry, Inc., formerly known as Coach, Inc., a fashion holding company, from 1999 to December 2013, including as Senior Vice President of Finance.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our compensation philosophy is to maintain effective compensation programs that are as practical and flexible as possible and permit us to make responsive adjustments to changing market conditions and other internal and external factors. We strive to provide our executives with compensation that is competitive within our industry. In doing so, we seek to attract and retain the key associates necessary to achieve the continued growth and success of our business while remaining mindful of our desire to control costs. Further, it is our intent to align executive officer pay with stockholders’ interests, recognize individual accomplishments, align executive management behind common objectives and strike a balance between risk and reward in designing our executive compensation programs.

The Compensation Committee of the Board is responsible for implementing and administering our executive compensation plans and programs. In that role, the Compensation Committee reviews our executive officer compensation program every year to review the appropriateness, rationale, and continued viability of our compensation philosophies, including the extent to which our programs might encourage associates to take unnecessary or excessive risks that could result in material adverse risk to the Company. To assist in that analysis, the Compensation Committee may conduct market analyses of executive officer compensation as it determines necessary to ensure that our compensation programs meet our objectives. The Compensation Committee has engaged Pearl Meyer, a nationally recognized compensation consulting firm, as its compensation consultant and periodically requests Pearl Meyer to provide peer group and industry compensation data and analysis. Decisions relating to the compensation of our executive officers are made by the Compensation Committee. These decisions are also reported to and, in the case of the President and Chief Executive Officer, approved by the independent directors of the Board. The Compensation Committee consults, and expects to continue to consult, with the President and Chief Executive Officer and other members of management in the exercise of its duties. Notwithstanding such consultation, the Compensation Committee retains absolute discretion over all compensation decisions with respect to the executive officers, except with respect to the President and Chief Executive Officer, in which the independent directors of the Board retain final approval. In determining the compensation of our executive officers, the Compensation Committee evaluates total overall compensation, as well as the mix of salary, cash bonus incentives, equity incentives and other components, using a number of factors including the following:

•	our financial and operating performance, measured by attainment of strategic objectives and operating results;

•

the duties, responsibilities, and performance of each executive officer, including the achievements of the areas of our operations for which the executive officer is personally responsible and accountable;

•	historical cash and equity compensation levels; and

•	compensation competitiveness, internal equity factors and retention considerations.

Compensation levels for executive officers are differentiated based on the principle that total compensation should increase with an executive officer’s position and responsibilities, while at the same time, a greater percentage of total compensation should be tied to corporate and individual performance as position and responsibilities increase.

32    2022 PROXY STATEMENT

Compensation Governance Features

We believe the following practices and policies promote sound compensation governance and are in the best interests of our stockholders and executives:

Compensation Governance Features
WHAT WE DO	WHAT WE DON’T DO

✓   Balance of short-term and long-term incentives

✓   Substantial portion of executive compensation is at risk and tied to enhanced stockholder value

✓   Different performance measures used for short-term and long-term incentive programs

✓   Robust share ownership guidelines

✓   Clawback provisions incorporated into incentive compensation

✓   Annual Say-on-Pay votes conducted

✓   Two triggers required for the payment of most change-in-control benefits

×   No payout of short-term or long-term awards greater than 200% of target

×   No long-term or indefinite employment agreements

×   No hedging or pledging of shares as collateral

×   No excessive perquisites

×   No issuance of excessive equity compensation that would dilute stockholder value

×   No excessive change-in-control severance benefits

What Guides Our Program

Compensation Philosophy & Objectives

Our executive compensation program is designed to:

✓   Link pay to performance

✓   Attract, develop, and retain an experienced and highly qualified executive officer team

✓   Encourage long-term commitment and align the interests of executive officers with those of our stockholders, customers, and other stakeholders by placing a substantial portion of pay at risk through performance goals that, if achieved, are expected to increase total stockholder return and enhance customer service

✓   Motivate and reward superior performance that supports our business and strategic plans and contributes to the long-term success of the Company

✓   Promote internal pay equity

✓   Reinforce our core values of thinking like our customers, acting like owners, succeeding as a team, expecting continuous improvement, and acting with integrity

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Elements of Pay

The Company’s compensation philosophy is supported by the following principal elements of pay:

Pay Element	How Paid	What It Does
Base Salary	Cash (Fixed)	Provides a competitive rate relative to comparable jobs at similar companies and enables the Company to attract and retain critical executive talent.
Annual Cash Incentive Awards	Cash (Variable)	Rewards individuals for performance if they attain pre-established financial and strategic targets that are set by the Compensation Committee at the beginning of the year.
Long-Term Incentive Awards	Equity (Variable)	Promotes a balanced focus on driving performance, retaining talent, and aligning the interests of the Company’s executives with those of its stockholders.

Pay Mix

We meet our objectives through the appropriate mix of compensation, including base salary, short-term incentives, and long-term incentives.

Chief Executive Officer Target Compensation Mix	Other Named Executive Officers Target Compensation Mix

The Decision-Making Process

The Role of the Compensation Committee. Details of the Compensation Committee’s authority and responsibilities are specified in its charter, a copy of which is available at:

https://investors.llflooring.com/committee-charters.

The Role of the Independent Compensation Consultant. Additionally, Pearl Meyer provides information about market trends in director pay practices and advises the Nominating and Corporate Governance Committee and the Board on director compensation program design.

The Compensation Committee, after considering the SEC and NYSE standards, including the six factors set forth in Section 10C-1(b)(4)(i) through (vi) under the Exchange Act, and other factors, determined that Pearl Meyer was independent and that its engagement did not present any conflicts of interest. Pearl Meyer also determined that

34    2022 PROXY STATEMENT

it was independent and free from conflict with respect to the engagement and confirmed this in a written statement delivered to the Chairperson of the Compensation Committee.

Pearl Meyer reports directly to the Compensation Committee on all work assigned by the Compensation Committee. Pearl Meyer also interacts with management when necessary and appropriate to carry out its assignments. Pearl Meyer, in its discretion, from time to time, seeks confirmation from management regarding the accuracy of information that is included in materials presented to the Compensation Committee.

The Role of Peer Group Companies. In the fall of each year, the Compensation Committee would typically engage Pearl Meyer to review and assess the Company’s executive officer compensation program for purposes of assessing compensation components and levels for the following year. Given the economic challenges in 2020 related to COVID-19, the Compensation Committee elected to forgo doing a full peer group review and executive compensation assessment in the fall of 2020. An abbreviated review of the compensation peer group was conducted. Except for Vitamin Shoppe, which was acquired in late 2019, Pearl Meyer’s review indicated that the peer group remained appropriate with respect to both the number of companies and relative size perspective. As a result, Vitamin Shoppe, Inc. was removed from the peer group, but no other changes were made. The following is a list of companies included in the peer group used for 2021 compensation decisions:

2021 Peer Group Companies
Floor & Décor Holdings, Inc.	Shoe Carnival, Inc.
La-Z-Boy Incorporated	Hibbett Sports, Inc.
Sleep Number Corporation	Big 5 Sporting Goods Corporation
Conn’s, Inc.	Zumiez Inc.
Knoll, Inc.	The Container Store Group, Inc.
At Home Group Inc.	Haverty Furniture Companies, Inc.
Monro, Inc.	Ethan Allen Interiors Inc.
Kirklands, Inc.	Citi Trends, Inc.

2021 Executive Compensation Program in Detail

Base Salary

Base salary levels for our named executive officers are reviewed each year and adjusted based upon a variety of factors including the named executive officer’s tenure with us, scope of responsibility and influence on our operations, individual performance and accomplishments, internal equity, experience, and changes in the competitive marketplace, as well as the economic environment and expense considerations. The factors impacting base salary levels are not independently assigned specific weights.

NEO	2020 Base Salary	2021 Base Salary
Charles E. Tyson	$700,000	$750,000
Nancy A. Walsh	$515,000	$530,450
Christopher N. Thomsen	$327,818	$339,938
Alice G. Givens	$385,000	$395,395
Douglas S. Clark, Jr.	$350,000	$359,800

In early 2021, as part of the Company’s regular review process, the executive officers received merit increases as follows: Mr. Tyson, 7.1%; Ms. Walsh, 3%; Mr. Thomsen, 2.7%; Ms. Givens 2.7% and Mr. Clark, 2.8%, which

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increased their base salaries to the amounts shown in the table above for 2021.

Annual Cash Bonus Awards

In 2021, our named executive officers had the opportunity to earn an annual cash bonus award under our Annual Bonus Plan for Executive Management (the “Bonus Plan”). The amounts payable under the Bonus Plan are expressed as a percentage of annual base salary for each participant (the “Target Bonus”). The Target Bonuses are reviewed annually and vary among the Bonus Plan participants based upon, among other things, their responsibilities, ability to influence operations and performance, internal equity considerations, and position. The maximum potential annual cash bonus award that our Chief Executive Officer and Chief Financial Officer could achieve was 200% of their Target Bonus. The maximum potential annual cash bonus award that our other named executive officers could achieve was 175% of their Target Bonus. Cash bonus awards are based on the achievement of an Adjusted Operating Income goal. The amount of the Target Bonus payable at the threshold level of performance was 25%. The threshold target level was set at 80% of the Company’s plan for Adjusted Operating Income. Results below the threshold level would result in no cash bonus being paid. Named executive officers that were hired during the year had the opportunity to earn a prorated bonus under the Bonus Plan based upon the duration of their service during the year.

For the 2021 Bonus Plan, the Compensation Committee determined that the Target Bonuses for each named executive officer would be based solely on Adjusted Operating Income performance. The performance targets for the 2021 Bonus Plan are set forth as follows:

	Adjusted Operating Income	Percent of Adjusted Operating Income Target Bonus Awarded for Associates Eligible for Maximum Payout*
	Less than $48,000,000	0%
Threshold	$48,000,000	25%
Target	$60,000,000	100%
Maximum	$90,000,000	175% - 200%

*Payouts for performance between Threshold and Target or Target and Maximum are calculated using straight-line interpolation.

The term “Adjusted Operating Income” for Target Bonus purposes is the Company’s operating income adjusted for anticipated and unanticipated unusual expenses. The Compensation Committee retained the discretion to determine those adjustments appropriate for calculating Adjusted Operating Income to fairly react to unknown future events. In determining 2021 Bonus Plan performance, the Compensation Committee did not make adjustments to operating income.

Based on our 2021 results, our Company achieved $52.7 million in Operating Income, which is 87.8% of our Adjusted Operating Income target and translates to a payout of 54.3% of target bonus for each of the named executive officers, in each case before applicable service period and base salary adjustments. Accordingly, each named executive officer was awarded the following under the Bonus Plan:

36    2022 PROXY STATEMENT

NEO	Target Award Opportunity (as a % of Base Salary)	Actual Award Earned
		As a % of Prorated Annual Base Salary	$ Value
Charles E. Tyson	100%	54%	$407,107
Nancy A. Walsh	60%	33%	$172,760
Christopher N. Thomsen(1)	50%	-	-
Alice G. Givens	50%	27%	$107,312
Douglas S. Clark	50%	27%	$97,651
(1)	Mr. Thomsen received a target bonus in accordance with the terms of his severance agreement. This amount is included as part of his severance reported in the Summary Compensation Table.

Long-Term Equity Incentive Awards

The long-term component of our compensation program consists of the grant of equity awards that are intended to create a mutuality of interest with stockholders by motivating our named executive officers to manage our business so that our stockholders’ investment will grow in value over time. The equity awards are also intended to promote retention because the benefit received depends upon our performance over the term of the equity incentive award.

We currently provide equity awards pursuant to the 2011 Equity Compensation Plan, as Amended & Restated March 7, 2019 (the “2011 Plan”), from which we may, among other things, grant stock options, restricted stock awards and other equity awards. We intend equity awards to be a meaningful portion of our named executive officers’ total compensation in order to align their interests with our long-term growth and the creation of stockholder value.

In early 2021, Mr. Tyson provided the Compensation Committee with recommendations regarding equity awards to the named executive officers who reported to him. In determining the amounts of the equity awards for named executive officers, with the exception of Mr. Tyson, the Compensation Committee considered the recommendations submitted by Mr. Tyson and an evaluation of the fair value of the equity award in relation to the individual’s total compensation. Additionally, these equity awards were based upon their respective responsibilities and performance as well as retention considerations and compensation levels among our other executive officers.

In 2021, for our named executive officers at that time, we issued annual equity grants with a mix of 50% performance-based restricted stock, 25% time-based restricted stock (which vest ratably over four years), and 25% stock options (which vest ratably over four years) with the exception of non-annual equity grants made in connection with the hiring or promotion of named executive officers.

The performance-based restricted stock granted in 2021 vest based on obtaining an adjusted EBITDA goal. None of these shares of performance-based restricted stock will vest unless the performance objectives are at least at the 80% payout target threshold, and the amount earned will range from 0 to 200% of the target award, depending on the actual performance against the performance targets. The 2021 performance-based restricted stock awards were structured as a three-year performance period plus time-based vesting with 100% of any shares earned vesting at the end of the three-year performance period. For 2021, the Compensation Committee determined that there would not be an additional relative total shareholder return (“TSR”) modifier included in the performance-based restricted stock grants because TSR can be affected by many factors in the macro-economic environment that are not within the control of management or the Company.

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2021 Target Long-Term Incentive Award Grants

The table below shows the target annual long-term incentive award values granted for fiscal 2021 for each of the named executive officers:

NEO	Performance-Based Restricted Stock	Time-Based Restricted Stock	Stock Options	Total Value
Charles E. Tyson	$500,000	$250,000	$250,000	$1,000,000
Nancy A. Walsh	$175,000	$87,500	$87,500	$350,000
Christopher N. Thomsen	$100,000	$50,000	$50,000	$200,000
Alice G. Givens	$150,000	$75,000	$75,000	$300,000
Douglas S. Clark, Jr.(1)	-	$125,000	$125,000	$250,000
(1)	Mr. Clark was not an executive officer in February 2021 when the annual long-term incentive awards were granted and therefore the mix of his awards did not include performance-based restricted stock.

The long-term incentive awards were granted in February 2021 and, for each executive officer, were comprised 50% of performance-based restricted stock units, 25% time-based restricted stock units and 25% stock options.

Other Practices, Policies & Guidelines

Stock Ownership Guidelines

We have a stock ownership guidelines policy (the “Ownership Guidelines”) for our non-employee directors and certain of our executive officers (as designated by the Board) in order to align the financial interests of such executive officers and non-employee directors with those of the Company’s stockholders and to further promote the Company’s commitment to sound corporate governance. The stock ownership requirements are as follows:

Position	Value of Shares
Chief Executive Officer	5 times base salary
Chief Financial Officer & Chief Growth Officer	2 times base salary
Other Executive Officers	1 times base salary
Non-Employee Directors	5 times annual board cash retainer (Exclusive of committee compensation, but inclusive of supplemental base retainer for the Board Chairperson)

The participants in the Ownership Guidelines are expected to meet the applicable guideline no more than five years after first becoming subject to them and are expected to continuously own sufficient shares to meet the applicable guideline once attained. Although having five years after first becoming subject to the Ownership Guidelines to meet the applicable guideline, as of December 31, 2021, Ms. Walsh and Mr. Thomsen met the guideline applicable to each of them on that date. All of our executive officers and directors were in compliance with the holding guidelines in the Ownership Guidelines in 2021.

In March 2022, we revised our stock ownership guidelines so that shares underlying vested stock options held by the participant that are “in the money” no longer are included in the calculation to determine compliance with the ownership guidelines. As a result, under the revised policy, stock that may be considered in determining compliance with the Ownership Guidelines includes:

38    2022 PROXY STATEMENT

•

Shares owned directly by the participant or indirectly by the participant through (i) his or her immediate family members (as defined in the Ownership Guidelines) residing in the same household or (ii) trusts for the benefit of the participant or his or her immediate family members;

•	Vested shares of restricted stock held by the participant; and

•	Shares held pursuant to the Lumber Liquidators Holdings, Inc. Outside Director Deferral Plan (the “Deferral Plan”) (i.e., deferred stock units).

The Compensation Committee is responsible for monitoring the application of the Ownership Guidelines as it pertains to our executive officers, and the Nominating and Corporate Governance Committee is responsible for monitoring the application of the Ownership Guidelines as it pertains to our non-employee directors.

Clawback Provisions

The directors and executive officers are subject to a Clawback Policy. Under the Clawback Policy, in the event of a restatement of the Company’s financial results (other than a restatement caused by a change in applicable accounting rules or interpretation), a committee consisting of the non-management members of the Board (the “Independent Director Committee”) will review and determine whether any bonus incentive payment, equity award or other compensation awarded or received by an executive officer of the Company, as defined by Rule 16a-1(f) of the Exchange Act, was based on any financial results or operating metrics that were satisfied as a result of such officer’s knowing or intentional fraudulent or illegal conduct. If the Independent Director Committee determines that such executive officer received any bonus, incentive payment, equity award or compensation based on any financial results or operating metrics that were satisfied as a result of such officer’s knowing or intentional fraudulent or illegal conduct, then the Independent Director Committee will recover from such executive officer such compensation (in whole or in part) as it deems appropriate under the circumstances.

In determining whether to seek recovery, the Independent Director Committee may take into consideration whether (i) to do so would be unreasonable or (ii) if it would be better for the Company not to do so. In making such determination, the Independent Director Committee will take into account such considerations as it deems appropriate, including (A) the likelihood of success under governing law versus the cost and effort involved, (B) whether the assertion of a claim that may prejudice the interest of the Company, including in any related proceeding or investigation, (C) the passage of time since the occurrence of the act in respect of the applicable fraud or intentional illegal conduct and (D) any pending legal proceeding relating to the applicable fraud or intentional illegal conduct. Notwithstanding anything to the contrary in the Clawback Policy, following a restatement of our financial statements, we will recover from the President and Chief Executive Officer and the Chief Financial Officer that which is required to be recovered by Section 304 of the Sarbanes-Oxley Act of 2002.

Additionally, under our equity award agreements, in the event the Compensation Committee determines that an executive officer willfully engaged in conduct harmful to us, the equity award may be forfeited and/or the executive officer may be required to repay any stock acquired or received as a result of the award or any sums realized as a result of the sale of stock acquired or received as a result of the award. Likewise, under the Bonus Plan, the Compensation Committee may require an executive officer to repay all or any portion of an award issued under the Bonus Plan if the Compensation Committee determines that the award was earned based on inaccurate financial objectives, performance data, metrics, or other information or that the participant willfully engaged in conduct harmful to us. Furthermore, our equity award agreements with our executive officers and our Bonus Plan contain clawback provisions that are intended to comply with Section 954 of Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and all regulations and rulemaking thereunder. Specifically, if, as a result of material non-compliance with any financial information required to be reported under securities laws, the

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Company is required to prepare a restatement of its financial statements and the Compensation Committee determines that such amounts are to be repaid, then any awards or payments made to executives will be forfeited or repaid with the amount of such forfeiture or repayment to be equal to the difference between the award or payment received and the amount, if any, of the award or payment that would have been granted or issued based on the restated financial statements.

Prohibition on Pledging or Hedging Company Stock

Our Insider Trading Policy provides that no insider may pledge the Company’s securities or hold the Company’s securities in a margined account. Further, our policy prohibits our insiders and associates from buying or selling options, warrants, puts, and calls or similar instruments on the Company’s securities, selling the Company’s securities short or entering into hedging or monetization transactions or similar arrangements with respect to the Company’s securities. For purposes of our Insider Trading Policy, a copy of which can be found on our website, insiders include, among others, our officers and directors.

Retirement, Deferred Compensation and Pension Plans

Our executive officers who are eligible may participate at their election in our 401(k) retirement savings plan that provides all associates with an opportunity to contribute up to 50% of their eligible compensation, subject to Internal Revenue Service limitations, to the plan on a tax-deferred basis to be invested in specified investment options and distributed upon their retirement. In addition, a Roth feature allows all associates to contribute up to 50% of their eligible compensation on an after-tax basis. Consistent with the 401(k) plan, we match 100% of the first 3% of employee contributions and 50% of the next 2% of employee contributions. This matching contribution is allocated to both traditional 401(k) deferrals and Roth contributions. Associates are immediately 100% vested in the Company’s matching contributions. In 2021, each of the named executive officers contributed to the 401(k) plan and received matching contributions consistent with our Company-wide program described above.

Severance Agreements

We have entered into Severance Agreements with each of the named executive officers, as well as other members of the executive team. The Severance Agreements provide for a fixed term and certain severance payments and benefits to these executives upon termination of their employment under defined circumstances, including in connection with a change-in-control. In addition, in connection with the execution of the Severance Agreements, the Company and each of these executives entered into Confidentiality, Non-Solicitation and Non-Competition Agreements (the “Non-Compete Agreements”).

In 2021, we revised the Severance Agreements with the named executive officers following a review by Pearl Meyer of the terms as compared to the market. With respect to the CEO’s agreement, the severance multiple outside of a change-in-control was increased from a multiple of twelve months to twenty-four months and the bonus was changed from the greater of actual or target to just target. The CEO’s severance upon termination following a change-in-control was increased from (x) a multiple of twenty-four months’ salary, twelve months’ medical benefits, the greater of actual or target bonus and acceleration of unvested equity to (y) a multiple of twenty-four months’ salary, twenty-four months’ medical benefits, target bonus and acceleration of unvested equity.

With respect to all other named executive officers, the severance multiple outside of a change-in-control was unchanged other than the bonus to be paid was changed from the greater of actual or target to just target, and

40    2022 PROXY STATEMENT

the severance upon termination following a change-in-control was increased from (x) a multiple of twelve months’ salary, twelve months’ medical benefits, the greater of actual or target bonus and acceleration of unvested equity to (y) a multiple of eighteen months’ salary, eighteen months’ medical benefits, target bonus and acceleration of unvested equity.

For all severance agreements (CEO and other executives) the non-renewal notification period was updated to 90 days, the change-in-control protection period was updated to 24 months following a change-in-control and the applicable time periods for confidentiality, non-competition and non-solicitation were extended to match the applicable severance period.

For further discussion of the Severance Agreements, see the “Potential Payments Upon Termination or Change of Control” herein.

Tax Deductibility Under Section 162(m)

Section 162(m) of the Internal Revenue Code generally sets a limit of $1 million on the amount of compensation that we may deduct for federal income tax purposes in any given year with respect to the compensation of each of our named executive officers. For years beginning prior to January 1, 2018, the $1 million deduction limit under Section 162(m) of the Internal Revenue Code did not apply to qualified performance-based compensation that satisfied certain requirements, including, among others, approval of by our stockholders of the material terms of the plan under which the compensation was awarded. Effective for the years beginning on or after January 1, 2018, there is no exception under Section 162(m) for qualified performance-based compensation; although a transition rule applies in some circumstances for awards and binding contracts in effect on November 2, 2017 and not materially modified thereafter. Significant aspects of our executive compensation programs were designed previously to permit (but not require) certain compensation paid to our named executive officers to qualify as performance-based compensation exempt from the Section 162(m) limitation. Now that the performance-based exception is no longer available (except as to certain grandfathered arrangements), no assurances can be given that compensation paid to our named executive officers will be fully deductible.

While we intend to continue to consider the impact of the deduction limit under Section 162(m) when developing and implementing our executive compensation programs, we believe the primary purpose of our executive compensation arrangements is to support our business strategy and the long-term interests of our stockholders. Therefore, we believe that it is important that we maintain the flexibility to award compensation that may not be tax deductible to promote our various corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m) of the Internal Revenue Code, and amounts paid under our compensation programs may not be deductible as the result of Section 162(m). To the extent we determine it to be consistent with our best interests and the interests of our stockholders, we intend to preserve, to the extent practicable, the applicability of the transition rule to existing awards. However, there is no guaranty that such transition status can or will be applicable. Despite the limits on deductibility, however, we continue to believe, and intend to continue to structure our compensation programs such that a significant portion of our executive compensation programs is tied to corporate performance.

The Board has not adopted any plans for the deferral of executive compensation or for the payment of defined benefits or pensions based on an executive officer’s salary and/or years of service. In addition, we have not adopted a supplemental executive retirement plan or other “excess plan” that pays benefits to highly compensated executives whose salaries exceed the Internal Revenue Service’s maximum allowable salary for qualified plans.

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Advisory Votes on Executive Compensation

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the subsequent rules and regulations promulgated by the SEC, we are including a non-binding advisory resolution approving the compensation of our named executive officers. The vote on this proposal will be non-binding on the Board and us and will not be construed as overruling a decision by the Board or us. This vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for the Board or us. However, the Compensation Committee values the opinions that our stockholders express in their votes and will consider the outcome of the vote when making future decisions on executive compensation, as it deems appropriate.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee will be or has ever been one of our officers or associates. None of our executive officers serves or has served as a member of the board of directors or compensation committee, or similar committee performing equivalent functions, of any other company whose executive officer(s) served as a member of our Board or our Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based upon that review and discussion, the Compensation Committee recommends to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the Securities and Exchange Commission.

COMPENSATION COMMITTEE

David A. Levin, Chairperson

Terri Funk Graham

Famous P. Rhodes

42    2022 PROXY STATEMENT

ANNUAL COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table and descriptions set forth information concerning compensation paid to or earned by the president and chief executive officer, the chief financial officer, and the three other most highly compensated individuals who were serving as our executive officers at the end of the 2021 fiscal year. We refer to these individuals throughout this Proxy Statement as our “Named Executive Officers.”

Name and Principal Occupation	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total
Charles E. Tyson(3) President & Chief Executive Officer	2021 2020 2019	740,385 644,141 512,477	- - -	749,973 674,993 314,990	249,987 224,996 -	407,107 936,700 230,616	26,636 32,635 50,173	2,174,088 2,513,465 1,108,256
Nancy A. Walsh(4) Chief Financial Officer	2021 2020 2019	527,479 520,128 144,248	- - 50,000	262,465 361,239 374,996	87,487 78,749 374,996	172,760 490,358 63,971	28,056 322,270 97,752	1,078,247 1,772,744 1,105,963
Christopher N. Thomsen(5) Former Chief Information Officer	2021 2020 2019	338,219 318,123 316,691	- - -	149,990 149,999 342,990	49,995 49,996 -	- 231,349 101,801	536,055 11,605 23,907	1,074,259 761,072 785,389
Alice G. Givens(6) Chief Legal Officer	2021	393,396	-	224,973	74,999	107,312	178,420	979,100
Douglas S. Clark, Jr.(7) SVP, Merchandising & Supply Chain	2021	357,915	-	124,980	124,993	97,651	11,786	717,326
(1)

The amounts in this column reflect the aggregate grant date fair value of stock or option awards, as applicable, granted during the year computed in accordance with ASC 718, Compensation-Stock Compensation. For a discussion of the assumptions relating to these valuations, see Note 7 – Stock-Based Compensation to our audited financial statements included in Item 8 of the Form 10-K filed with the SEC on February 23, 2022. The amounts for the performance-based restricted stock included in the stock awards column reflect the grant date fair value computed in accordance with FASB ASC Topic 718 based upon the probable outcome of the performance conditions as of the grant date. Assuming the highest level of performance achievement as of the grant date, the aggregate grant date fair value of the performance-based restricted stock granted in 2021 would have been: Mr. Tyson — $999,980; Ms. Walsh — $349,953; Mr. Thomsen — $199,987; Ms. Givens — $299,980. Mr. Clark did not receive a performance-based restricted stock award in 2021 because he was not an executive officer at that time.

(2)

The amounts in the column reflect annual cash bonus awards through our non-equity incentive plan, referred to as our “Bonus Plan,” earned in the year noted but typically paid in the first quarter of the following year.

(3)

Mr. Tyson was promoted to President & Chief Executive Officer in 2020. All other compensation in 2021 includes $232 in identity theft insurance premiums, $12,204 in financial planning and tax assistance, $2,600 for an executive physical, and $11,600 in matching contributions to our 401(k) plan.

(4)

Ms. Walsh joined the Company in 2019. All other compensation in 2021 includes $186 in identity theft insurance premiums, $10,322 in financial planning and tax assistance, $11,600 in matching contributions to our 401(k) plan and $5,948 in relocation assistance, which includes $2,879 in gross-up for taxable relocation benefits.

(5)

All other compensation in 2021 includes $186 in identity theft insurance premiums and $11,600 in matching contributions to our 401(k) plan. In connection with Mr. Thomsen’s resignation on December 31, 2021 and in consideration of Mr. Thomsen’s execution of a Waiver and Release Agreement, we paid Mr. Thomsen the severance benefits provided for in the Severance Agreement, dated July 26, 2018, between us and Mr. Thomsen. See “Potential Payments Upon Termination or Change of Control” beginning on page 49, for a discussion of Mr. Thomsen’s aggregate severance benefit.

43

(6)

Ms. Givens was not a named executive officer in 2020 or 2019. All other compensation in 2021 includes $111 in identity theft insurance premiums, $4,292 in financial planning and tax assistance, $3,900 for an executive physical, $11,600 in matching contributions to our 401(k) plan and $158,517 in relocation assistance, which includes $70,144 in gross-up for taxable relocation benefits.

(7)	Mr. Clark was not a named executive officer in 2020 or 2019. All other compensation in 2021 includes $186 in identity theft insurance premiums and $11,600 in matching contributions to our 401(k) plan.

44    2022 PROXY STATEMENT

Grants of Plan-Based Awards

The following table provides information on grants of plan-based awards made to our named executive officers during fiscal 2021:

		Award Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
Name/Award Type	Grant Date		Threshold ($)(2)	Target ($)	Maximum ($)(3)	Threshold (#)	Target (#)	Maximum (#)

Charles E. Tyson
Annual Bonus			187,500	750,000	1,500,000
Stock Options	3/5/21	3/5/21								18,796(5)	23.55	442,646
Restricted Stock	3/5/21	3/5/21							10,615(5)			249,983
Perf Rest Stock	3/5/21	3/5/21				10,616	21,231	42,462				499,990
Nancy A. Walsh
Annual Bonus			79,568	318,270	636,540
Stock Options	3/5/21	3/4/21								6,578(5)	23.55	154,912
Restricted Stock	3/5/21	3/4/21							3,715(5)			87,488
Perf Rest Stock	3/5/21	3/4/21				3,715	7,430	14,860				174,977
Christopher N. Thomsen
Annual Bonus			42,292	169,969	297,446
Stock Options	3/5/21	3/4/21								3,759(5)	23.55	88,524
Restricted Stock	3/5/21	3/4/21							2,123(5)			49,997
Perf Rest Stock	3/5/21	3/4/21				2,123	4,246	8,492				99,993
Alice G. Givens
Annual Bonus			49,424	197,698	345,971
Stock Options	3/5/21	3/4/21								5,639(5)	23.55	132,798
Restricted Stock	3/5/21	3/4/21							3,184(5)			74,983
Perf Rest Stock	3/5/21	3/4/21				3,185	6,369	12,738				149,990
Douglas S. Clark, Jr.
Annual Bonus			44,975	179,900	314,825
Stock Options	3/5/21	3/4/21								9,398(5)	23.55	221,323
Restricted Stock	3/5/21	3/4/21							5,307(5)			124,980

(1)

These amounts reflect the potential range of payments for 2021 under the Bonus Plan. The actual payments are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	The amounts reflect the threshold payments under the Bonus Plan, which are 25% of the Target Bonus.
(3)

The amounts reflect the greatest potential payments under the Bonus Plan, which are 200% of the Target Bonus for Mr. Tyson and Ms. Walsh and 175% of the Target Bonus for Mr. Thomsen, Ms. Givens and Mr. Clark.

(4)

The amounts reflect a range of the number of shares of performance-based restricted stock that vest, if at all, based on achievement of performance targets with a three-year performance period with any shares earned vesting three years from the date of grant of March 5, 2021. The amounts under Threshold reflect the threshold award under the restricted stock awards, which are 50% of the target amount. The amounts under Maximum reflect the greatest potential award under the restricted stock awards, which are 200% of the target amount. The Compensation Committee will determine the performance against pre-established targets to determine payout of performance stock awards, if any, at the end of the vesting period. In connection with his resignation, effective December 31, 2021, Mr. Thomsen forfeited these shares.

(5)

The grants provided for vesting in equal annual amounts on the first four-year anniversary dates following the date of grant of March 5, 2021. In connection with his resignation, effective December 31, 2021, Mr. Thomsen forfeited these shares.

45

Discussion of the Summary Compensation Table and Grants of Plan-Based Awards Table

The named executive officers have certain employment or other arrangements discussed below and also may have certain severance arrangements that are discussed in more detail under “Potential Payments Upon Termination or Change of Control” beginning on page 49.

Agreements with Charles E. Tyson. At the time of his hire as Chief Customer Experience Officer, we entered into an offer letter agreement with Mr. Tyson, which set forth his base starting salary, other compensation matters in connection with his hire and certain initial terms relating to his employment. In May 2020, in connection with his promotion to President & Chief Executive Officer, we increased Mr. Tyson’s base salary and other elements of his compensation and we entered into a new severance agreement with Mr. Tyson, which is discussed in more detail under “Potential Payments Upon Termination or Change of Control,” that, among other things, set forth Mr. Tyson’s severance arrangements.

Agreements with Nancy A. Walsh. At the time of her hire, we entered into an offer letter agreement with Ms. Walsh, which set forth her base starting salary, other compensation matters in connection with her hire and certain initial terms relating to her employment. We also entered into a Severance Agreement with Ms. Walsh, which is discussed in more detail under “Potential Payments Upon Termination or Change of Control.”

Agreements with Christopher N. Thomsen. At the time of his hire, we entered into an offer letter agreement with Mr. Thomsen which set forth his starting base salary, other compensation matters in connection with his hire and certain initial terms relating to his employment. In addition, in 2018, we entered into the Thomsen Severance Agreement. In connection with Mr. Thomsen’s resignation on December 31, 2021 and in consideration of Mr. Thomsen’s execution of the Waiver and Release Agreement, we paid Mr. Thomsen the severance benefits provided for in the Thomsen Severance Agreement. See “Potential Payments Upon Termination or Change of Control,” beginning on page 49, for a discussion of Mr. Thomsen’s aggregate severance benefit.

Agreements with Alice G. Givens. At the time of her hire, we entered into an offer letter agreement with Ms. Givens which set forth her starting base salary, other compensation matters in connection with her hire and certain initial terms relating to her employment. We also entered into a Severance Agreement with Ms. Givens, which is discussed in more detail under “Potential Payments Upon Termination or Change of Control.”

Agreements with Douglas S. Clark. At the time of his hire, we entered into an offer letter agreement with Mr. Clark which set forth his starting base salary, other compensation matters in connection with his hire and certain initial terms relating to his employment. We also entered into a Severance Agreement with Mr. Clark, which is discussed in more detail under “Potential Payments Upon Termination or Change of Control.”

In December 2021, we entered into new Severance Agreements with each of Mr. Tyson, Ms. Walsh, Ms. Givens and Mr. Clark, which are discussed in more detail under “Potential Payments Upon Termination or Change of Control.”

For additional information concerning our executive compensation policies, see “Compensation Discussion and Analysis” above.

46    2022 PROXY STATEMENT

Outstanding Equity Awards at Fiscal Year-End 2021

The following table sets forth the outstanding equity awards as of the end of the 2021 fiscal year for each of our named executive officers:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercisable Options Unexercised (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)*	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested ($)

Charles E. Tyson	98,328(1)	-	19.49	8/3/28
	4,482(2)	13,448(2)	9.80	2/28/30
	6,902(3)	20,708(3)	10.00	6/1/30
	-	18,796(4)	23.55	3/5/31
					7,422(5)	126,694
					6,696(2)	114,301	17,857(6)	304,819
					10,313(3)	176,043	27,500(7)	469,425
					10,615(4)	181,198	21,231(8)	362,413
Nancy A. Walsh	43,102(9)	43,104(9)	8.59	11/11/29
	4,034(2)	12,103(2)	9.80	2/28/30
	-	6,578(4)	23.55	3/5/31
					21,828(9)	372,604
					6,027(2)	102,881	16,071(6)	274,332
					9,375(3)	160,031
					3,715(4)	63,415	7,430(8)	126,830
Christopher N. Thomsen	16,666(10)	-	15.02	11/3/26
	2,561(2)	7,684(2)	9.80	2/28/30
	-	3,759(4)	23.55	3/5/31
					5,726(5)	97,743
					5,051(11)	86,221
					3,827(2)	65,327	10,204(6)	174,182
					2,123(4)	36,240	4,246(8)	72,479
Alice G. Givens	1,991(12)	5,975(12)	28.16	11/4/30
	-	5,639(4)	23.55	3/5/31
					3,329(12)	56,826
					3,184(4)	54,351	6,369(8)	108,719
Douglas S. Clark, Jr.	4,315(13)	-	17.39	2/24/27
	868(14)	290(14)	23.31	3/2/28
	1,075(2)	3,228(2)	9.80	2/28/30
	1,053(15)	3,159(15)	21.30	8/7/30

47

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercisable Options Unexercised (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)*	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested ($)

Douglas S. Clark, Jr. (continued)	-	9,398	(4)	23.55	3/5/31
						150(14)	2,561
						7,069 (5)	120,668
						1,607 (2)	27,431
						1,761(15)	30,060
						5,307 (4)	90,590

*The value listed is based on the closing price of the Company’s stock of $17.07 on December 31, 2021, the last trading day of the year.

(1)	The grants provided for vesting in equal amounts on the first three anniversary dates following the date of grant of August 3, 2018.
(2)	The grants provided for vesting in equal amounts on the first four anniversary dates following the date of grant of February 28, 2020.
(3)	The grants provided for vesting in equal amounts on the first four anniversary dates following the date of grant of June 1, 2020.
(4)	The grants provided for vesting in equal amounts on the first four anniversary dates following the date of grant of March 5, 2021.
(5)	The grants provided for vesting in equal amounts on the first four anniversary dates following the date of grant of March 21, 2019
(6)

The grants are performance-based grants that, subject to meeting the applicable three-year performance targets set forth in the grant agreement, 100% of which will vest on the third anniversary of the grant date of February 28, 2020. Amounts presented assume target level performance.

(7)

The grants are performance-based grants that, subject to meeting the applicable three-year performance targets set forth in the grant agreement, 100% of which will vest on the third anniversary of the grant date of June 1, 2020. Amounts presented assume target level performance.

(8)

The grants are performance-based grants that, subject to meeting the applicable three-year performance targets set forth in the grant agreement, 100% of which will vest on the third anniversary of the grant date of March 5, 2021. Amounts presented assume target level performance.

(9)	The grants provided for vesting in equal amounts on the first four anniversary dates following the date of grant of November 11, 2019.
(10)	The grants provided for vesting in equal amounts on the first four anniversary dates following the date of grant of November 3, 2016.
(11)	The grants provided for vesting in equal amounts on the first four anniversary dates following the date of grant of December 17, 2019.
(12)	The grants provided for vesting in equal amounts on the first four anniversary dates following the date of grant of November 4, 2020.
(13)	The grants provided for vesting in equal amounts on the first four anniversary dates following the date of grant of February 24, 2017.
(14)	The grants provided for vesting in equal amounts on the first four anniversary dates following the date of grant of March 2, 2018.
(15)	The grants provided for vesting in equal amounts on the first four anniversary dates following the date of grant of August 7, 2020.

48    2022 PROXY STATEMENT

Option Exercises and Stock Vested for 2021

The following table provides information concerning the exercises of stock options and the vesting of restricted stock during the fiscal year 2021 on an aggregated basis for each of our named executive officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)

Charles E. Tyson	-	-	27,786	616,668
Nancy A. Walsh	-	-	16,047	309,643
Christopher N. Thomsen	-	-	20,861	446,096
Alice G. Givens	-	-	1,109	19,951
Douglas S. Clark, Jr.	-	-	5,344	131,404
(1)

With respect to Messrs. Tyson and Thomsen, includes 18,406 shares and 14,198 shares, respectively, earned under the 2019 performance-based restricted stock grant, of which 50% of the shares vested on February 24, 2021 and 50% vested on December 31, 2021. The number of shares which vested was based on a determination that the Company achieved 124% of the performance target under the 2019 grant.

Potential Payments Upon Termination or Change of Control

We have agreed to provide payments or other benefits to our named executive officers under certain scenarios related to a termination of employment. This section describes those payments and benefits and events that trigger them.

Severance Agreements with Charles E. Tyson, Nancy A. Walsh, Alice G. Givens and Douglas S. Clark, Jr. As previously discussed, we have entered into Severance Agreements with Messrs. Tyson and Clark and Ms. Walsh and Ms. Givens. Under the terms of the Severance Agreements, if we terminate the executive’s employment other than for cause (as defined in the Severance Agreements), death, or disability (as defined in the Severance Agreements), or the executive terminates employment for good reason (as defined in the Severance Agreements), in either case during the term of the Severance Agreement and outside of a change-in-control period (as defined in the Severance Agreements) or, if inside a change-in-control period, where the change-in-control is not consummated, the executive will be entitled to the following:

(i)

the executive’s annualized base salary as of the date of termination in the form of salary continuation for twenty-four (24) months in the case of Mr. Tyson and twelve (12) months for Ms. Walsh, Ms. Givens and Mr. Clark, beginning on the date of termination;

(ii)	any accrued and unpaid bonus for any prior completed fiscal year in a single lump sum on the date the bonus would have been paid to the executive had the executive continued employment with us;

(iii)

the target bonus for the year the executive’s employment is terminated (prorated based on the number of days the executive remained employed with us during the year of termination) in a single lump sum on the date the bonus would have been paid to the executive had the executive continued employment with us;

(iv)	any vested accrued amounts that the executive is entitled to receive upon termination of the executive’s employment under any Company benefit policy, plan, or other arrangement in which the executive

49

participated prior to termination in accordance with the terms of such benefit policy, plan, or other arrangement; and

(v)

continued medical insurance coverage for the executive and the executive’s dependents under such medical insurance plans and programs for twenty-four (24) months in the case of Mr. Tyson and twelve (12) months in the case of Ms. Walsh, Ms. Givens and Mr. Clark, following the date of termination and, during such period, payment by us of the portion, if any, of such medical insurance premiums that we pay for our active associates each month.

Under the terms of the Severance Agreements, if we terminate the executive’s employment other than for cause, death or disability, or the executive terminates employment for good reason, in either case during the term of the Severance Agreement and inside a change-in-control period and the relevant change-in-control occurs, the executive will be entitled to the following:

(i)

the executive’s annualized base salary and target bonus as of the date of termination in the form of salary continuation for twenty-four (24) months in case of Mr. Tyson and eighteen (18) months in case of Ms. Walsh, Ms. Givens and Mr. Clark, beginning on the date of termination;

(ii)

any accrued and unpaid bonus for any prior completed fiscal year in a single lump sum on the date the bonus would have been paid to the executive had the executive continued employment with the Company;

(iii)

the target bonus for the year the executive’s employment is terminated (prorated based on the number of days the executive remained employed with the Company during the year of termination) in a single lump sum on the date the bonus would have been paid to the executive had the executive continued employment with the Company;

(iv)

any vested accrued amounts that the executive is entitled to receive upon termination of the executive’s employment under any Company benefit policy, plan, or other arrangement in which the executive participated prior to termination in accordance with the terms of such benefit policy, plan, or other arrangement;

(v)

continued medical insurance coverage for the executive and the executive’s dependents for twenty-four (24) months in case of Mr. Tyson and eighteen (18) months in case of Ms. Walsh, Ms. Givens and Mr. Clark following the date of termination and, during such period, payment by the Company of the portion, if any, of such medical insurance premiums that the Company pays for active associates each month; and

(vi)

accelerated vesting of all unvested stock options, stock appreciation rights, restricted stock, restricted stock units and other equity awards previously granted to the executive by us or our subsidiaries (at target to the extent vesting would be based on the achievement of performance conditions other than continued employment or service) and such stock options and stock appreciation rights shall remain outstanding and exercisable, to the extent vested, until the earlier of (i) the original expiration date of such stock options and stock appreciation rights or (ii) the one-year anniversary of the later of the termination date or the date such stock option or stock appreciation right becomes vested and exercisable.

As a condition to the receipt of any compensation and other benefits under the Severance Agreements, the executive is required to enter into a confidential waiver and release agreement. Any breach by the executive of the terms of the executive’s Non-Compete Agreement will constitute a material breach of the Severance Agreement, resulting in the waiver or forfeiture of all rights to future payments and benefits under the Severance

50    2022 PROXY STATEMENT

Agreement and the requirement that the executive reimburse us for any compensation and benefits previously received by the executive under the Severance Agreement.

The term of the Severance Agreements will automatically renew for successive one-year periods unless notice of non-renewal is given at least ninety (90) days prior by either party to the other; provided, however, that the Severance Agreements will be extended automatically during any change-in-control period.

In addition to the payments and benefits described above, the agreements pursuant to which equity awards have been granted to the named executive officers contain also contain provisions for accelerated vesting upon a change-in-control of the Company and the termination of the named executive officer’s employment with the Company (or any related company) for “good reason” or such termination is not a “termination for cause.”

The following table shows the value to our named executive officers of benefits provided assuming termination inside a change-in-control period as of December 31, 2021.

Name	Cash Severance ($)(1)	Health and Welfare Benefits ($)	Benefit Policy ($)(2)	Total Value of Stock Options or Award that may Accelerate Upon Chang-in-Control ($)(3)	Total Value of Benefits Provided Upon Termination and Change-In- Control ($)

Charles E. Tyson	2,250,000	16,538	72,116	1,979,065	4,317,719
Nancy A. Walsh	1,113,945	12,404	51,004	1,553,604	2,730,957
Alice G. Givens	790,791	7,350	38,018	219,896	1,056,054
Douglas S. Clark, Jr.	719,600	6,187	34,596	294,778	1,055,161

(1)

Represents (i) annualized base salary as of the date of termination in the form of salary continuation for twenty-four (24) months in case of Mr. Tyson and eighteen (18) months in case of Ms. Walsh, Ms. Givens and Mr. Clark beginning on the date of termination, (ii) any accrued and unpaid bonus for any prior completed fiscal year in a single lump sum on the date the bonus would have been paid to the executive had the executive continued employment and (iii) the target bonus for the year the executive’s employment is terminated (prorated based on the number of days the executive remained employed with us during the year of termination) in a single lump sum on the date the bonus would have been paid to the executive had the executive continued employment.

(2)	Amount represents accrued but unused PTO and assumes payout of maximum days allowable.
(3)

Upon change-in-control and the termination of the named executive officer’s employment with the Company (or any related company) for “good reason” or such termination is not a “termination for cause,” 100% of the unvested options or awards vest. Represents the value of unvested stock options and awards based on the closing price of our common stock on December 31, 2021, which was $17.07.

The following table shows the value to our named executive officers of benefits provided assuming termination outside a change-in-control period as of December 31, 2021 (or, if inside a change-in-control period, where the change-in-control is not consummated):

Name	Cash Severance ($)(1)	Health and Welfare Benefits ($)	Benefit Policy ($)(2)	Total Value of Benefits Provided Upon Termination Outside a Change of Control ($)

Charles E. Tyson	2,250,000	16,538	72,116	2,338,654
Nancy A. Walsh	848,720	8,269	51,004	907,993
Alice G. Givens	593,093	4,900	38,018	636,011
Douglas S. Clark, Jr.	539,700	4,124	34,596	578,420

51

(1)

Represents (i) annualized base salary as of the date of termination in the form of salary continuation for twenty-four (24) months in the case of Mr. Tyson and twelve (12) months the case of Ms. Walsh, Ms. Givens or Mr. Clark, beginning on the date of termination, (ii) any accrued and unpaid bonus for any prior completed fiscal year in a single lump sum on the date the bonus would have been paid to the executive had the executive continued employment and (iii) the target bonus for the year the executive’s employment is terminated (prorated based on the number of days the executive remained employed with us during the year of termination) in a single lump sum on the date the bonus would have been paid to the executive had the executive continued employment.

(2)	Amount represents accrued but unused PTO and assumes payout of maximum days allowable.

Terms of Severance for Mr. Thomsen. In connection with Mr. Thomsen’s resignation on December 31, 2021 and in consideration of Mr. Thomsen’s execution of the Waiver and Release Agreement, we paid Mr. Thomsen the severance benefits provided for in the Thomsen Severance Agreement. The aggregate severance benefits paid to Mr. Thomsen included (i) annualized base salary as of the resignation date in the form of salary continuation for 12 months beginning on the resignation date ($339,938), and (ii) the target bonus for fiscal year 2021 in a single lump sum on the date the bonus would have been paid to Mr. Thomsen had he continued employment ($169,969). The aggregate severance also includes health and welfare benefits ($11,747) and payout of accrued vacation ($2,615).

Pay Ratio

As required by Item 402(u) of Regulation S-K, we are providing the following information regarding pay ratios. Our pay ratio is a reasonable estimate and has been calculated in a manner consistent with SEC rules based on the methodology described below. For the year ended December 31, 2021:

•	The median of the annual total compensation of all of our associates (other than Mr. Tyson, our President and Chief Executive Officer) was $55,600;

•	The annual total compensation of Mr. Tyson was $2,174,088; and

•	Based on the information above, the ratio of the annual total compensation of our President and Chief Executive Officer to the median of the annual total compensation of all associates is 39 to 1.

The methodology that we used and the material assumptions, adjustments and estimates that we used to identify the median employee and then determine annual total compensation for 2021 were as follows:

Employee population. As of December 31, 2021, our employee population consisted of approximately 2,417 individuals, with 2,393 associates, representing approximately 99% of our total employee population located in the United States and 23 associates, representing approximately 1% of our total employee population, located outside of the United States. Our employee population for purposes of identifying our median employee on December 31, 2021 was 2,393, after taking into consideration the de minimis adjustment permitted by the SEC rules. We excluded approximately 23 individuals that were located in China under the de minimis exception because these non-U.S. associates account for less than 1% of our total associates.

Identification of Median. To identify the median of the annual total compensation of all of our associates (other than Mr. Tyson), we reviewed the annual wages of each of our associates as reported on box 5 of their W-2 tax forms (the “reported compensation”). In making this calculation, we annualized the reported compensation of all permanent associates who were hired in the year ended December 31, 2021 but did not work for us for the entire year. We did not make any cost-of-living adjustments to the reported compensation in identifying the median employee. Using this methodology, we determined that our median employee was a full-time, hourly employee located in the U.S. With respect to this median employee, we then identified and calculated the elements of such

52    2022 PROXY STATEMENT

employee’s compensation for the year ended December 31, 2021 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation in the amount of $55,600.

Identification of Annual Total Compensation for our President and Chief Executive Officer. With respect to the annual total compensation of our President and Chief Executive Officer, we used the amount reported in the “Total” column of our 2021 Summary Compensation Table included in this Proxy Statement for Mr. Tyson who was serving as our President and Chief Executive Officer on December 31, 2021 when we identified our median employee and who was compensated as an executive officer of the Company for all of 2021.

Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2021, with respect to compensation plans under which shares of our common stock are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#)

Equity Compensation Plans Approved by Security Holders

2007 Equity Compensation Plan(1)(2)	11,357(3)	—	—

Amended and Restated 2011 Equity Compensation Plan(1)(5)	633,036(6)	19.17(4)	2,332,072

Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	644,393	19.17(4)	2,332,072
(1)

In 2019, the Board adopted, and the stockholders approved, the 2011 Equity Compensation Plan, as Amended & Restated March 7, 2019 (the “2011 Plan”) to amend and restate the previous version of the 2011 Plan, as amended and restated (the “Previous 2011 Plan”). In 2016, the Board adopted, and the stockholders approved, the Previous 2011 Plan to amend and restate the original version of the 2011 Plan (the “Original 2011 Plan”). In 2011, the Board adopted, and the stockholders approved, the Original 2011 Plan to succeed the 2007 Equity Compensation Plan (the “2007 Plan”). As a result, no further awards will be granted under the 2007 Plan.

(2)	The 2007 Plan permitted the grant of non-qualified and incentive stock options and other stock-based awards to our associates, non-employee directors and other service providers.
(3)	Includes 11,357 unvested shares of restricted stock.
(4)	Weighted average exercise price of outstanding options; excludes restricted stock awards.
(5)

The 2011 Plan permits the grant of non-qualified and incentive stock options and other stock-based awards, including, without limitation, restricted stock, restricted stock units, unrestricted stock awards and stock appreciation rights, to our associates, non-employee directors and other service providers. Award grants prior to November 2, 2017 may have been made with the intention of qualifying such awards under the requirements of Section 162(m) of the Internal Revenue Code for performance-based compensation exempt from the $1 million deduction limit (prior to its repeal by the Tax Cuts and Jobs Act of 2017 (the “Tax Act”)). The 2011 Plan is administered by our Compensation Committee. There are 7,800,000 shares of our common stock authorized for issuance, subject to adjustment and reduced by (i) any shares that

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have been issued under the 2007 Plan, the Previous 2011 Plan, and the Original 2011 Plan, and (ii) any shares that are subject to outstanding awards under the 2007 Plan, the Previous 2011 Plan and the Original 2011 Plan that have not been forfeited or cancelled. The maximum aggregate number of shares of Common Stock that may be issued under the 2011 Plan is 1,750,000 shares of Common Stock, plus the number of shares of Common Stock available for grant under the Previous 2011 Plan immediately prior to the 2011 Plan’s approval.

(6)	Includes stock options to purchase 624,927 shares and 8,109 unvested shares of restricted stock.

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SECURITIES OWNERSHIP

Securities Ownership of Certain Beneficial Owners

The following table sets forth information regarding ownership of our common stock by each person (or group of affiliated persons) known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock and the shares of common stock owned by each director, by each named executive officer, and all of our directors and executive officers as a group as of March 21, 2022. Unless otherwise indicated below, the address of each beneficial owner listed below is c/o LL Flooring Holdings, Inc., 4901 Bakers Mill Lane, Richmond, Virginia 23230.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)

5% or Greater Owners
Blackrock, Inc.(3) 55 East 52nd Street New York, NY 10022	4,794,837	16.04%
T. Rowe Price Associates(4) 100 E. Pratt Street Baltimore, MD 21202	3,706,701	12.40%
Neil Gagnon(5) 1370 Avenue of the Americas, 24th Floor New York, NY 10019	2,186,963	7.31%
The Vanguard Group(6) 100 Vanguard Boulevard Malvern, PA 19355	2,085,666	6.98%
Directors and Executive Officers
Douglas S. Clark, Jr.(7)	35,743	*
Alice G. Givens(8)	14,781	*
Terri Funk Graham	23,304	*
David A. Levin	35,465	*
Douglas T. Moore	22,744	*
Joseph M. Nowicki	17,225	*
Ashish Parmar	5,865	*
Famous P. Rhodes	16,416	*
Martin F. Roper	140,712	*
Nancy M. Taylor	66,376	*
Christopher N. Thomsen	14,530	*
Charles E. Tyson(9)	202,535	*
Nancy A. Walsh(10)	113,343	*
All executive officers and directors as a group (16 persons)	780,064	2.59%

*   Represents beneficial ownership of less than 1%.

(1)

Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if that person, directly or indirectly, has or shares the power to direct the voting of the security or the power to dispose

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or direct the disposition of the security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the relevant date. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to beneficially owned shares of stock.

(2)

Based on 29,900,160 shares of the Company’s common stock outstanding as of March 21, 2022. In accordance with SEC rules, percent of class as of March 21, 2022 is calculated for each person and group by dividing the number of shares beneficially owned by the sum of the total shares outstanding plus the number of shares over which that person has the right to acquire beneficial ownership within 60 days of March 21, 2022.

(3)

According to a Schedule 13G/A filed with the SEC on January 27, 2022, BlackRock, Inc., through certain of its subsidiaries, has sole power to vote or direct the vote of 4,746,227 shares and sole power to dispose or to direct the disposition of 4,794,837 shares of the Company’s common stock. Relevant subsidiaries of BlackRock, Inc. that are persons described in Rule 13d-1(b) include: (i) BlackRock Life Limited; (ii) BlackRock Advisors, LLC; (iii) Aperio Group, LLC; (iv) BlackRock Fund Advisors; (v) BlackRock Institutional Trust Company, National Association; (vi) BlackRock Asset Management Ireland Limited; (vii) BlackRock Financial Management, Inc.; (viii) BlackRock Asset Management Schweiz AG; (ix) BlackRock Investment Management LLC; (x) BlackRock Investment Management (UK) Limited; (xi) BlackRock Asset Management Canada Limited; (xii) BlackRock Investment Management (Australia) Limited; (xiii) BlackRock Fund Managers Ltd.

(4)

According to a Schedule 13G/A filed with the SEC on February 14, 2022, jointly by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. T. Rowe Price Associates, Inc. has sole voting power over 1,303,538 shares and sole power to dispose or to direct the disposition of 3,706,701 shares. T. Rowe Price Small-Cap Value Fund, Inc. has sole voting power over 2,358,005 shares.

(5)

According to a Schedule 13G filed with the SEC on February 3, 2022, Neil Gagnon has sole voting and dispositive power over 149,332 shares of the Company’s common stock, he has shared voting power of 1,836,652 shares of the Company’s common stock and shared dispositive power over 2,037,631 shares of the Company’s common stock. Mr. Gagnon is the managing member and principal owner of Gagnon Securities LLC (“GS”) and the Chief Executive Officer of Gagnon Advisors, LLC (“Gagnon Advisors”). GS and Mr. Gagnon share voting over 1,348,307 shares and dispositive power over 1,542,432 shares. Gagnon Advisors and Mr. Gagnon share voting and dispositive power over 409,756 shares.

(6)

According to a Schedule 13G/A filed with the SEC on February 10, 2022, The Vanguard Group (“Vanguard”), including through certain of its subsidiaries, has sole power to dispose or to direct the disposition of 2,036,857 shares, shared power to vote or direct the vote of 30,355 shares, and shared power to dispose or to direct the disposition of 48,809 shares of the Company’s common stock. Relevant subsidiaries of The Vanguard Group that are persons described in Rule 13d-1(b) include: (i) Vanguard Asset Management, Limited; (ii) Vanguard Fiduciary Trust Company; (iii) Vanguard Global Advisors, LLC; (iv) Vanguard Group (Ireland) Limited; (v) Vanguard Investments Australia Ltd; (vi) Vanguard Investments Canada Inc.; (vii) Vanguard Investments Hong Kong Limited; and (viii) Vanguard Investments UK, Limited.

(7)

Including 11,026 shares not currently owned but issuable upon the exercise of stock options awarded under our equity compensation plans that are currently exercisable or will become exercisable within 60 days of March 21, 2022.

(8)

Including 1,991 shares not currently owned but issuable upon the exercise of stock options awarded under our equity compensation plans that are currently exercisable or will become exercisable within 60 days of March 21, 2022.

(9)

Including 118,893 shares not currently owned but issuable upon the exercise of stock options awarded under our equity compensation plans that are currently exercisable or will become exercisable within 60 days of March 21, 2022.

56    2022 PROXY STATEMENT

(10)

Including 52,814 shares not currently owned but issuable upon the exercise of stock options awarded under our equity compensation plans that are currently exercisable or will become exercisable within 60 days of March 21, 2022.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of our equity securities. To facilitate compliance, we have undertaken the responsibility to prepare and file these reports on behalf of our officers and directors. Based on a review of the SEC-filed ownership reports during 2021 and written representations of our directors and officers, we believe that all Section 16(a) filing requirements were met during 2021.

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Proposal 3	Ratification of the Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2022. We are asking the stockholders to ratify this selection.

Under its charter, the Audit Committee is responsible for the appointment, retention, compensation, evaluation, and termination of our independent registered public accounting firm. To execute this responsibility, the Audit Committee engages in an annual evaluation of the external auditor’s qualifications, performance, and independence. In accordance with SEC rules, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to the Company. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. Under its charter, the Audit Committee assures the regular rotation of the lead audit partner as required by law.

If our stockholders fail to ratify the selection of Ernst & Young, the Audit Committee and our Board will consider whether to retain Ernst & Young and may retain that firm or another firm without resubmitting the matter to our stockholders. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered accounting firm at any time during the year if it determines that such a change would be in our and our stockholders’ best interest.

The affirmative vote of the holders of shares representing a majority of the votes cast at the Annual Meeting, in person or by proxy, is required to ratify the selection of the independent registered public accounting firm.

The Board of Directors recommends a vote FOR the ratification of the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

58    2022 PROXY STATEMENT

AUDIT INFORMATION

Ernst & Young served as our independent registered public accounting firm for the years ended December 31, 2020 and 2021. Representatives of Ernst & Young are expected to attend the Annual Meeting, be available to respond to appropriate questions from stockholders and have the opportunity to make a statement if they desire to do so.

Fees Paid to Independent Registered Public Accounting Firm

The following information is furnished with respect to the fees billed by our independent registered public accounting firm for each of the last two fiscal years:

	2021	2020

Audit Fees	$1,081,500	$1,145,000
Audit-Related Fees	$2,200	$14,290
Tax Fees	-	$15,450
All Other Fees	-	-
Total Fees	$1,083,700	$1,174,740

Audit fees

The aggregate amount of fees billed to us by Ernst & Young for each of the last two fiscal years for professional services rendered in connection with the audits of our annual consolidated financial statements and our international subsidiaries, the reviews of the consolidated financial statements for the fiscal quarters during the year and accounting consultations that relate to the audited consolidated financial statements and are necessary to comply with auditing standards.

Audit-Related fees

The aggregate amount of fees billed to us by Ernst & Young in each of the last two fiscal years for professional services rendered in connection with accounting consultations, principally related to SEC filing and reporting matters, and an accounting research tool.

Tax fees

The aggregate amount of fees billed to us by Ernst & Young in each of the last two fiscal years for professional services related to federal, state, and international tax return preparation, tax planning services and consultations on tax matters.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has determined that Ernst & Young’s rendering of all non-audit services is compatible with maintaining auditor independence. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, pre-approval is generally provided for particular services or categories of services, including planned services, project-based services and routine consultations projects. Each category is approved subject to a specific budget or quarterly dollar amount. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent registered public accounting firm is required to provide detailed back-up documentation at the time of approval. The Audit Committee has delegated certain pre-approval authority to its

59

Chairperson. The Chairperson must report any decisions to the Audit Committee at its next scheduled meeting. All services provided by Ernst & Young during 2020 and 2021 were pre-approved.

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board. The charter reflects the applicable requirements of the Sarbanes-Oxley Act of 2002, the SEC, and the NYSE. Each member of the Audit Committee is independent in accordance with the applicable rules of the NYSE, the SEC, and our corporate governance guidelines.

The Audit Committee reviews and discusses the following matters with management and our independent registered public accounting firm, Ernst & Young LLP:

•	Quarterly and year-end results reflected in consolidated financial statements and reports, prior to public disclosure.

•	Our disclosure controls and procedures, including internal control over financial reporting.

•	The independence of our registered public accounting firm.

•

Management’s report and the independent registered public accounting firm’s report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee routinely meets with our internal auditors and independent registered public accounting firm, with and without management present.

The Audit Committee has oversight responsibilities only, and it is not acting as an expert in accounting or auditing. The Audit Committee relies without independent verification on the information provided to its members and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States or that the audit of our consolidated financial statements by the independent auditors has been carried out in accordance with auditing standards set forth by the Public Company Accounting Oversight Board (“PCAOB”).

Management has the primary responsibility for the preparation of our consolidated financial statements and the overall reporting process, including the systems of internal control over financial reporting, and has represented to the Audit Committee that our 2021 consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements established by the PCAOB and the SEC, including PCAOB Auditing Standard No. 1301, “Communications with Audit Committees,” which included, among other things, a review of significant accounting policies, their application and estimates, and the independent registered public accounting firm’s judgment about our internal controls and the quality of our accounting practices.

The Audit Committee has received from the independent registered public accounting firm written disclosures required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence.

60    2022 PROXY STATEMENT

Relying on these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.

AUDIT COMMITTEE

Joseph M. Nowicki, Chairperson

David A. Levin

Ashish Parmar

Martin F. Roper

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ADDITIONAL INFORMATION

Deadlines for Submission of Stockholder Proposals & Director Nominations

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Annual Meeting of Stockholders to be held in 2023 may do so by following the procedures set forth in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, stockholder proposals must be received at our principal executive offices on or before December 2, 2022 (unless the date of the Annual Meeting of Stockholders to be held in 2023 is advanced by more than 30 days or delayed by more than 30 days from the anniversary date of the 2022 Annual Meeting of Stockholders, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials for the Annual Meeting of Stockholders to be held in 2023).

If a stockholder wishes to present a proposal at the Annual Meeting of Stockholders to be held in 2023 but does not wish to have it included in our proxy materials for that meeting, the stockholder may follow the procedures in our Bylaws. In that instance, the proposal: (1) must be received by us no later than December 2, 2022 (unless the date of the Annual Meeting of Stockholders to be held in 2023 is changed by more than 30 days from the anniversary date of the 2022 Annual Meeting of Stockholders, in which case the proposal must be received not later than the later of the close of business on the 90th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of such date was made), (2) must present a proper matter for stockholder action under Delaware General Corporation Law, (3) must present a proper matter for consideration at such meeting under our Certificate of Incorporation and Bylaws, and (4) must be submitted in a manner that is consistent with the submission requirements provided in our Bylaws.

If a stockholder wishes to nominate a person for election to our Board at the Annual Meeting of Stockholders to be held in 2023, the stockholder may follow the procedures in our Bylaws. In that instance, the nomination must be received by us no later than December 2, 2022 (unless the date of the Annual Meeting of Stockholders to be held in 2023 is changed by more than 30 days from the anniversary date of the 2022 Annual Meeting of Stockholders, in which case the proposal must be received not later than the later of the close of business on the 90th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of such date was made) and must include the information required by our Bylaws as summarized above under “Corporate Governance—Committees of the Board—Nominating and Corporate Governance Committee.”

Any such nominations or proposals should be sent to Corporate Secretary, LL Flooring Holdings, Inc., 4901 Bakers Mill Lane, Richmond, Virginia 23230.

Availability of Annual Report on Form 10-K

A copy of an Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the SEC for our most recent fiscal year, may be found on our website, https://investors.llflooring.com. In addition, we will provide each beneficial owner of our securities with a copy of the Annual Report without charge, upon receipt of a written request from such person. Such request should be sent to the Corporate Secretary, LL Flooring Holdings, Inc., 4901 Bakers Mill Lane, Richmond, Virginia 23230.

62    2022 PROXY STATEMENT

Incorporation by Reference

In accordance with SEC rules, notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate this proxy statement or future filings made by the Company under those statutes, the information included under the section entitled “Compensation Committee Report” and those portions of the information included under the section entitled “Audit Committee Report” required by the SEC’s rules to be included therein, shall not be deemed to be “soliciting material” nor be “filed” with the SEC or be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent we specifically incorporate these items by reference. Web links throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.

Questions and Answers About the Annual Meeting

Why did I receive these materials?

Our Board of Directors is soliciting proxies for the 2022 Annual Meeting of Stockholders. You are receiving a proxy statement because you owned shares of our common stock on March 21, 2022 and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on March 21, 2022 are entitled to notice of and to vote at the Annual Meeting. On that date, we had outstanding and entitled to vote 29,900,160 shares of common stock, $0.001 par value per share. Each outstanding share of our common stock entitles the record holder to one vote on each matter.

How many votes do I have?

Each outstanding share of our common stock you owned as of the record date will be entitled to one vote for each matter considered at the meeting. There is no cumulative voting.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered the stockholder of record with respect to those shares.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a bank, broker, or other similar organization, you are the beneficial owner of shares held in “street name.” The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

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How do I vote?

Stockholders may vote in any of the following four ways – by internet, by telephone, live at the Annual Meeting or, if you requested printed copies of the proxy materials, by signing, dating, and mailing the proxy card you receive in the envelope provided. You need only vote in one way (e.g., if you vote by internet or telephone, you need not return the proxy card). We encourage you to vote in advance to ensure your vote will be represented at the Annual Meeting.

Voting by Mail. If you are a stockholder of record that received a printed copy of the proxy card, you may vote by signing, dating, and returning your proxy card in the enclosed prepaid envelope. The proxy holders will vote your shares in accordance with your directions. If you sign and return your proxy card, but do not properly direct how your shares should be voted on a proposal, the proxy holders will vote your shares “for” the election of each director nominee on Proposal 1 and “for” Proposals 2 and 3. If you sign and return your proxy card, the proxy holders will vote your shares according to their discretion on any other proposals and other matters that may be brought before the Annual Meeting.

If you hold shares in street name, you should complete, sign and date the voting instruction card provided to you by your bank, broker, or other nominee.

Voting on the Internet or by Telephone. If you are a stockholder of record, detailed instructions for internet and telephone voting are attached to your proxy card. Your internet or telephone vote authorizes the proxy holders to vote your shares in the same manner as if you signed and returned your proxy card by mail. Except as noted below, if you are a stockholder of record and you vote on the internet or by telephone, your vote must be received by 11:59 p.m. EDT on May 17, 2022. If you hold shares in street name, you may be able to vote on the internet or by telephone as permitted by your bank, broker, or other nominee.

Voting Live. All stockholders may vote live at the Annual Meeting. Directions to attend the Annual Meeting may be obtained by calling Investor Relations at (804) 420-9801. If your shares are held by a bank, broker, or other holder of record (commonly referred to as registered in “street name”), you are considered a beneficial owner of those shares rather than a shareholder of record. In that case, you must present proof of your beneficial ownership of our common stock, such as a recent bank or brokerage statement, for admission to the Annual Meeting.

What happens if I hold shares in street name and I do not give voting instructions?

If you hold shares in street name and do not provide your broker with specific voting instructions, under the rules of the New York Stock Exchange (“NYSE”), your bank, broker or other nominee may vote your shares of common stock in its discretion on “routine” matters. However, NYSE rules do not permit your bank, broker, or other nominees to vote your shares of common stock on proposals that are not considered routine. Proposals 1 and 2 are considered non-routine matters. Therefore, if you do not instruct your bank, broker, or other nominees how to vote on Proposals 1 and 2, your bank, broker or other nominee does not have the authority to vote on those proposals. This is generally referred to as a “broker non-vote.” Proposal 3 is considered a routine matter and, therefore, your bank, broker or other nominees may vote your shares on this proposal according to its discretion.

64    2022 PROXY STATEMENT

Who tabulates the votes?

Our inspector of elections will tabulate the votes cast by each proxy and in person at the Annual Meeting.

What constitutes a quorum for the Annual Meeting?

A quorum is necessary for the transaction of business at the Annual Meeting. A quorum exists when a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is present either in person or represented by proxy at the Annual Meeting. Abstentions, broker non-votes and votes withheld for director nominees will count as “shares present” at the Annual Meeting for purposes of determining whether a quorum exists.

What vote is required to approve each proposal?

Election of Directors (Proposal 1). For the election of directors, votes may be cast in favor or withheld. If a quorum is present, such election will be decided by plurality of the votes cast at the Annual Meeting, either in person or by proxy; provided, however, that any director so elected who does not receive an affirmative vote of the majority of the votes cast by shares entitled to vote in the election shall submit his/her resignation to the Board. The Board is not legally obligated to accept such resignation, can take other factors into consideration, including but not limited to, the individual’s history on the Board, relevant outside work experience, knowledge of industry, and knowledge of regulatory requirements, and choose to retain the director if the director otherwise received the highest number of shares voted. Therefore, broker non-votes, votes cast against and withheld shares will have no effect on the outcome of the election of directors. Brokers may not vote on the election of directors without instructions from the beneficial owners of the shares. Subject to the limitation set forth above, the three nominees for Class I director and one nominee for Class III director receiving the highest number of votes cast in person or by proxy at the Annual Meeting will be elected.

Approval of a non-binding advisory resolution approving the compensation of our named executive officers (Proposal 2). For approval of the advisory vote on executive compensation, votes may be cast for or against or you may abstain from voting. If a quorum is present, the votes cast at the Annual Meeting for this proposal, either in person or by proxy, must exceed the votes cast against the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal. Brokers may not vote on the non-binding advisory resolution approving the compensation of our named executive officers without instructions from the beneficial owners of the shares.

Ratification of Ernst & Young LLP as our independent registered public accounting firm (Proposal 3). For approval of the ratification of auditors, votes may be cast for or against or you may abstain from voting. If a quorum is present, the votes cast at the Annual Meeting for this proposal, either in person or by proxy, must exceed the votes cast against the proposal. Abstentions will have no effect on the outcome of this proposal.

Other Items. Approval of all other proposals and other business as may properly come before the Annual Meeting requires the affirmative vote of a majority of the votes cast, except as otherwise required by statute or our Certificate of Incorporation.

Can I revoke or change my vote after I submit my proxy?

Yes. You can revoke or change your vote at any time before the proxy is exercised by filing a written notice of revocation with the Corporate Secretary before the Annual Meeting begins, returning a later signed and dated

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proxy card, entering a new vote on the internet or by telephone, or by voting in person at the Annual Meeting.

Please note, however, that if your shares are held of record by a broker, bank or nominee and you wish to vote at the Annual Meeting, you will not be permitted to vote in person unless you first obtain a legal proxy issued in your name from the record holder.

How can I attend the Annual Meeting?

The Annual Meeting will be held at LL Flooring’s corporate headquarters at 4901 Bakers Mill Lane, Richmond, VA 23230. Directions to attend the Annual Meeting may be obtained by calling Investor Relations at (804) 420-9801. If your shares are held by a bank, broker, or other holder of record (commonly referred to as registered in “street name”), you are considered a beneficial owner of those shares rather than a shareholder of record. In that case, you must present proof of your beneficial ownership of our common stock, such as a recent bank or brokerage statement, for admission to the Annual Meeting. The Annual Meeting will begin promptly at 10:00 a.m. ET. Check-in will begin at 9:45 a.m. ET, and you should allow ample time for the check-in procedures.

Can I ask questions at the Annual Meeting?

Stockholders as of our record date who attend and participate in our Annual Meeting will have an opportunity to ask questions live during a designated portion of the meeting. We are committed to active engagement with our stockholders. If at any time you would like to speak with us, please contact our Investor Relations team at ir@llflooring.com.

How will questions be handled at the Annual Meeting?

During the meeting we will answer as many questions that comply with our rules of conduct and are submitted online by stockholders as time permits. We will endeavor to answer questions asked by our stockholders, however, in all cases we reserve the right to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate.

You will be required to state your name and organization (if applicable) when asking a question. Stockholders may be limited to two questions each to allow us the opportunity to answer other questions received. If applicable, please also indicate whether your question relates to a specific proposal being presented.

Where will I be able to find voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

Who pays the cost of this proxy solicitation?

We are soliciting this proxy on behalf of our Board of Directors and will pay all expenses associated with this solicitation. We have retained Saratoga Proxy Consulting LLC to assist in the solicitation of proxies at an estimated cost of $8,000 plus expenses. In addition to mailing the proxy materials to stockholders, we have asked banks and brokers to forward copies to persons who hold our stock and request authority for execution of the proxies. We will reimburse the banks and brokers for their reasonable out-of-pocket expenses in doing so. Our officers and regular associates, without being additionally compensated, may solicit proxies by mail, telephone, electronic

66    2022 PROXY STATEMENT

mail, or personal contact. All reasonable proxy soliciting expenses will be paid by us in connection with the solicitation of votes for the Annual Meeting.

Will stockholders be asked to vote on any other matters?

To our knowledge, stockholders will vote on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the individuals designated as proxies for stockholders will vote on those matters, in the manner they consider appropriate.

Are the Proxy Statement and 2021 Annual Report on Form 10-K available on the internet?

Yes. This Proxy Statement and our 2021 Annual Report on Form 10-K are available at https://investors.llflooring.com.

67

LL FLOORING HOLDINGS, INC. ATTN: ALICE G. GIVENS 4901 BAKERS MILL LANE RICHMOND, VA 23230

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 17, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 17, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D74974-P70215                    KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.         DETACH AND RETURN THIS PORTION ONLY

LL FLOORING HOLDINGS, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1. Election of Directors for terms expiring in 2025.	☐	☐	☐

Nominees:
01) Terri Funk Graham
02) Famous P. Rhodes
03) Joseph M. Nowicki
Election of Director for term expiring in 2024.

Nominee:
04) Ashish Parmar

The Board of Directors recommends you vote FOR proposals 2 and 3.			For	Against	Abstain

2. Proposal to approve a non-binding advisory resolution approving the compensation of the Company’s named executive officers.			☐	☐	☐

3. Proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.			☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please indicate if you plan to attend this meeting.	Yes ☐	No ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

2022 Annual Meeting

May 18, 2022, 10:00 AM EDT

LL Flooring Holdings, Inc.

4901 Bakers Mill Lane

Richmond, VA 23230

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 18, 2022:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D74975-P70215

LL FLOORING HOLDINGS, INC.

Annual Meeting of Stockholders

May 18, 2022, 10:00 AM EDT

This proxy is solicited by the Board of Directors

Proxy- LL Flooring Holdings, Inc.

Notice of 2022 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting - May 18, 2022

Nancy A. Walsh and Alice G. Givens, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of LL Flooring Holdings, Inc. to be held on May 18, 2022.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees listed in Proposals 1 and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side